Exhibit 4.5




                          THE GUIDANT EMPLOYEE SAVINGS
                            AND STOCK OWNERSHIP PLAN


                           January 1, 2003 Restatement


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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page


ESTABLISHMENT AND PURPOSE......................................................1

ARTICLE I.   DEFINITIONS.......................................................2
      1.01.  Definitions.......................................................2

ARTICLE II.  ELIGIBILITY......................................................13
      2.01.  General..........................................................13
      2.02.  Special Status Employees.........................................13
      2.03.  Year of Eligibility Service......................................13
      2.04.  Hour of Service..................................................13
      2.05.  Special Rules for Crediting Hours of Service.....................14
      2.06.  Reemployment.....................................................15

ARTICLE III. NON-ESOP CONTRIBUTIONS...........................................15
      3.01.  Salary Reduction Contributions...................................15
      3.02.  Election of Salary Reduction Contributions.......................15
      3.03.  Limitations on Salary Reduction Contributions....................16
      3.04.  Return of Excess Deferrals and Excess Salary Reduction
             Contributions....................................................18
      3.05.  Nonforfeitability of Contributions...............................20
      3.06.  Employer Contributions...........................................20
      3.07.  Contributions Not Recoverable by Employer........................24
      3.08.  Return of Employer Contributions.................................24
      3.09.  Rollover Contributions...........................................24
      3.10.  Hardship Distributions Under Other Plans.........................25

ARTICLE IV.  LIMITATIONS ON ANNUAL ADDITIONS..................................25
      4.01.  Basic Limitation.................................................25
      4.02.  Definitions......................................................26
      4.03.  Preclusion of Excess Annual Additions............................27
      4.04.  Disposal of Excess Annual Additions..............................27
      4.05.  Other Defined Contribution Plans.................................27

ARTICLE V.   INVESTMENT PROVISIONS............................................27
      5.01.  Investment Options--Salary Reduction Contributions and Rollover
             Contributions....................................................27
      5.02.  Change of Investment Directions..................................28
      5.03.  Failure to Make Investment Direction.............................28
      5.04.  Direction To Invest in Two or More Funds.........................28
      5.05.  Transfers Between Funds..........................................29
      5.06.  Company Stock Fund...............................................29
      5.07.  Trustee's Investment Discretion..................................29
      5.08.  Transferred Participant Loans....................................30

ARTICLE VI.  PARTICIPANTS' ACCOUNTS...........................................30


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      6.01.  Separate Accounts................................................30
      6.02.  Accounting for Units Under Investment Funds......................31
      6.03.  Value of Units...................................................32
      6.04.  Units Credited To Participant Accounts...........................32

ARTICLE VII. HARDSHIP WITHDRAWALS FROM SALARY REDUCTION CONTRIBUTIONS
             ACCOUNTS.........................................................32
      7.01.  Withdrawals......................................................32

ARTICLE VIII. WITHDRAWALS FROM NON-SALARY REDUCTION CONTRIBUTION
              ACCOUNTS........................................................34
      8.01.  Voluntary Withdrawals............................................34
      8.02.  Categories of Contributions......................................34
      8.03.  Restrictions Applicable to Participants with Less Than Five
             Years of Service.................................................35
      8.04.  General Provisions Applicable to Withdrawals.....................36

ARTICLE IX.  RESTRICTIONS ON WITHDRAWALS......................................36
      9.01.  Restrictions Upon Number of Withdrawals..........................36
      9.02.  Notice Requirements for Withdrawals..............................36

ARTICLE X.   PAYMENTS UPON TERMINATION OF EMPLOYMENT..........................37
      10.01. Terms of Payment.................................................37
      10.02. Beneficiary and Payment Upon Death...............................44
      10.03. Inability To Locate Payee........................................46
      10.04. Qualified Domestic Relations Orders..............................46

ARTICLE XI. METHODS OF PAYING WITHDRAWALS AND PAYMENTS........................46
      11.01. Payment from Company Stock Fund..................................46
      11.02. Optional Direct Rollover.........................................47

ARTICLE XII. ADMINISTRATION...................................................47
      12.01. Administrative Committee.........................................47
      12.02. Appointment, Resignation, and Organization of Committees.........47
      12.03. Powers and Duties of the Employee Benefits Committee.............49

ARTICLE XIII. TITLE TO ASSETS AND MANAGEMENT OF FUNDS.........................51
      13.01. Fund Advisory Committee..........................................51
      13.02. Trustee..........................................................51

ARTICLE XIV. MISCELLANEOUS PROVISIONS.........................................52
      14.01. Nonalienation....................................................52
      14.02. Spendthrift Provision............................................53
      14.03. Nonguarantee.....................................................53
      14.04. Indemnification of Certain Fiduciaries...........................53
      14.05. Payments from the end............................................54
      14.06. Employment Rights................................................55
      14.07. Voting Rights....................................................55
      14.08. Tender Offers....................................................55


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      14.09. Governing Law....................................................57
      14.10. Merger or Consolidation..........................................57
      14.11. Transfer from Affiliate..........................................57
      14.12. Reorganization...................................................58
      14.13. Loans to Participants............................................58
      14.14. Transfer From Sulzer Medica USA Retirement Plan..................59
      14.15. Transfer From EVT Plan...........................................60
      14.16. Transfer From InControl Plan.....................................61
      14.17. Transfer From CTS Plan...........................................61
      14.18. Transfer From DVI Plan...........................................61

ARTICLE XV.  AMENDMENT OR TERMINATION.........................................61
      15.01. Internal Revenue Approval, ERISA Compliance......................61
      15.02. Modification and Termination.....................................61
      15.03. Termination of Participation by Subsidiaries and Affiliate.......62
      15.04. Distribution on Termination......................................63

ARTICLE XVI. AGENT FOR SERVICE OF PROCESS.....................................63

ARTICLE XVII. TOP HEAVY PLAN..................................................63
      17.01. General Rule.....................................................63
      17.02. Top-Heavy Plan...................................................63
      17.03. Definitions......................................................64
      17.04. Requirements Applicable if Plan is Top-Heavy.....................66

ARTICLE XVIII. PAYSOP ACCOUNT.................................................67
      18.01. Transfer of Assets...............................................67
      18.02. Investment In the Company Stock Fund.............................67
      18.03. Withdrawal of PAYSOP Accounts....................................67
      18.04. Distribution of PAYSOP Accounts..................................67
      18.05. Qualified Domestic Relations Orders..............................68

ARTICLE XIX. ESOP PROVISIONS..................................................68
      19.01. Introduction.....................................................68
      19.02. Definitions......................................................69
      19.03. Eligibility......................................................69
      19.04. Employer Contributions...........................................69
      19.05. Payment to Trustee...............................................74
      19.06. Limits on Annual Additions.......................................75
      19.07. Limits on Employer Contributions.................................76
      19.08. Vesting and Forfeitures..........................................77
      19.09. ESOP Accounts....................................................77
      19.10. Payment of Dividends.............................................77
      19.11. ESOP Shares Fund.................................................78
      19.12. Exempt Loan Provisions...........................................79
      19.13. Distribution of ESOP Accounts....................................84
      19.14. Withdrawal and Diversification Rights............................84


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      19.15. Voting and Tendering of Company Securities.......................85
      19.16. Election Regarding Dividends.....................................85

ARTICLE XX. AMENDMENT OF THE PLAN FOR EGTRRA..................................86
      20.01. Adoption and Effective Date of Amendment.........................86
      20.02. Supersession of Inconsistent Provisions..........................86
      20.03. Limitation on Contributions......................................86
      20.04. Increase In Compensation Limit...................................87
      20.05. Modification of Top-Heavy Rules..................................87
      20.06. Direct Rollovers of Plan Distributions...........................89
      20.07. Rollovers Disregarded in Involuntary Cash-Outs...................89
      20.08. Repeal of Multiple Use Test......................................90
      20.09. Elective Deferrals:  Contribution Limitation.....................90
      20.10. Catch-Up Contributions...........................................90
      20.11. Suspension Period Following Hardship Distribution................90

ARTICLE XXI. MINIMUM DISTRIBUTION REQUIREMENTS................................90
      21.01. General Rules....................................................90
      21.02. Time and Manner of Distribution..................................91
      21.03. Required Minimum Distributions During Participant's Lifetime.....92
      21.04. Required Minimum Distributions After Participant's Death.........92
      21.05. Election of Five Year Rule.......................................94
      21.06. Definitions......................................................94


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              THE GUIDANT EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
                               (2003 Restatement)

                            ESTABLISHMENT AND PURPOSE
                            -------------------------

          Guidant Corporation (the "Company") hereby amends and restates The Guidant Employee Savings and Stock Ownership Plan ("Plan"), which was originally effective as of January 1, 1995. Except as otherwise specified in the Plan, the effective date of this amendment and restatement is January 1, 2003. The purpose of the Plan is to help the Company's eligible employees, and the eligible employees of its subsidiary and affiliated companies that adopt the Plan, to provide additional security for their retirement by (1) affording those employees the means of making regular savings and (2) providing Employer Contributions invested in stock of Guidant Corporation as an incentive to enhance their individual performance and the performance of Guidant Corporation.

          The Plan contains an employee stock ownership plan (the "ESOP"), which is designed to invest exclusively in qualifying employer securities. The non-ESOP portion of the Plan (the "Profit-Sharing Plan") is intended to be a profit-sharing plan that is qualified under Code section 401(a), with a cash or deferred arrangement qualified under Code section 401(k). The ESOP is intended to be a stock bonus plan and an employee stock ownership plan qualified under Code sections 401(a) and 4975(e)(7) and described in ERISA section 407(d)(6). The Profit-Sharing Plan and the ESOP together are designed to constitute a single plan under Treasury Regulation ss. 1.414(1)-l(b)(1). The Plan is also designed to satisfy the requirements of ERISA. The Trust Fund maintained under the Plan is intended to be tax-exempt under Code section 501(a).

          Guidant Corporation was previously a wholly-owned subsidiary of Eli Lilly and Company. All of the stock of Guidant Corporation was distributed to the shareholders of Eli Lilly and Company in a tax-free reorganization within the meaning of Code section 368(a)(1)(D). Following adoption of this Plan, employees of Guidant Corporation and its affiliates who were participating in The Lilly Employee Savings Plan had their ESOP and PAYSOP accounts in The Lilly Employee Savings Plan transferred to this Plan. In addition, the Advanced Cardiovascular Systems, Inc. Employee Savings Plan, the Cardiac Pacemakers, Inc. Employee Savings Plan, and the Origin Medsystems, Inc. Employee Savings Plan were merged into this Plan, and all employees who were participating in those plans now participate in this Plan. The Employees' 401(k) Plan of Devices for Vascular Intervention, Inc. will be merged into this Plan as soon as practicable after March 31, 2003. To the extent the accounts of employees who were participating in The Lilly Employee Savings Plan or an affiliate plan were transferred to or merged into this Plan, any beneficiary designation or any other applicable agreement, elections, or consents that participants, spouses, or beneficiaries validly executed under those plans shall be honored by this Plan, to the extent not inconsistent with this Plan and unless otherwise required by law.

          The Plan, as amended from time to time, shall be known as "The Guidant Employee Savings and Stock Ownership Plan." The rights to benefits of any employee whose employment terminated prior to the effective date of this restatement or any subsequent


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amendment shall be determined solely by the provisions of the Plan in effect at the time of termination of employment, unless the Plan expressly provides otherwise.

                             ARTICLE I. DEFINITIONS
                             ----------------------

          1.01.   Definitions.
                  -----------

               (a) The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

                    (1) Base Earnings. The term "Base Earnings" means base pay on, or converted to, a monthly basis, provided that in no event shall base earnings include amounts paid as commissions or sales bonuses. Base earnings shall include base pay that would have been paid to the Participant during the Plan Year in the absence of a salary reduction agreement but are excluded from gross income pursuant to Code section 125, 132(f) or 402(g). For a Participant's initial year of participation in the Plan, Base Earnings will be recognized for the entire Plan Year.

                    Notwithstanding any other provision of the Plan to the
               contrary, except for purposes of Section 3.01, the Base Earnings of each Participant taken into account under the Plan in any Plan Year shall not exceed $150,000, as adjusted for increases in the limitation pursuant to Code section 401 (a)(17)(B).

                    (2) Base Earnings Plus Commissions. The term "Base Earnings Plus Commissions" means, with respect to a Participant for a period, the sum of the Participant's Base Earnings for the period plus any amounts paid to the Participant as sales commissions during the period. For this purpose, "sales commissions" means sales commissions (whether revenue based, unity based, or otherwise) and sales bonuses (whether quarterly, monthly, annual, percentage to revenue, unit, or otherwise) to which a Participant is entitled due to the sale of an Employer's products by the Participant. Base Earnings Plus Commissions shall include any Base Earnings or sales commissions that would have been paid to a Participant during a Plan Year in the absence of a salary reduction agreement but are excluded from gross income pursuant to Code section 125, 132(f) or 402(g). For a Participant's initial year of participation in the Plan, Base Earnings Plus Commissions will be recognized for the entire Plan Year.

                    Notwithstanding any other provision of the Plan to the
               contrary, except for purposes of Section 3.01, the Base Earnings Plus Commissions of each Participant taken into account under the Plan in any Plan Year shall not exceed $150,000, as adjusted for increases in the limitation pursuant to Code section 401(a)(17)(B).


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                    (3)  Board of Directors. The term "Board of Directors" means the Board of Directors of the Company.

                    (4) Code. The term "Code" means the Internal Revenue Code of 1986, as amended from time to time, and interpretive rules and regulations.

                    (5)  Company. The term "Company" means Guidant Corporation.

                    (6) Disabled Employee. The term "Disabled Employee" means an Employee who is unable to perform the material duties of his regular occupation with the Employer in the same salary grade that is commensurate with the Employee's education, training, and experience; provided that the inability results from an injury or illness that requires the Employee to be under the care of a licensed physician; and provided further that the inability is not attributable to intentionally self-inflicted injuries (whether sane or insane), or to active participation in a riot. The term "Disability" means the condition that causes the Employee to become a Disabled Employee.

                    (7)  Employee. The term "Employee" means a person

                         (A)  Who

                              (i) is a citizen of the United States, but not a resident of the Commonwealth of Puerto Rico, employed by an Employer, or

                              (ii)  is a citizen or resident of the United
                         States, designated by the Company as an international service employee, employed by a Qualified Subsidiary and as to whom no contributions under a funded plan of deferred compensation are being provided by any person other than the Company with respect to the remuneration paid to such person by the Qualified Subsidiary; and

                         (B) who receives regular compensation from an Employer or Qualified Subsidiary that the Employer or Qualified Subsidiary initially reports on a federal wage and tax statement (Form W-2); and

                         (C)  who is not a member of a recognized
                    collective-bargaining unit, unless there is a collective-bargaining agreement making the Plan applicable to members of that unit.

                         (D) The term "Employee" also means a person, who, in addition to meeting the requirement of Section 1.01(a)(7)(C),


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                              (i)    is not a citizen of the United States;

                              (ii)   is not a resident of the Commonwealth
                         of Puerto Rico;

                              (iii) is employed by an Employer or an affiliate (as defined in Section 1.01(a)(26)(A)(ii)); and

                              (iv) has been selected for participation in the Plan by the Salary Committee of the Company or its designee.

                         (E) The term "Employee" also means a Leased Employee who is an employee of Eli Lilly and Company providing services to the Company, but does not include any other Leased Employees.

                         (F) The term "Employee" also means a person who, in addition to meeting the requirement of Section 1.01(a)(7)(C),

                              (i) is a resident of the Commonwealth of Puerto Rico;

                              (ii) is employed by an Employer and classified as a global service employee; and

                              (iii) receives regular compensation from the Employer through a payroll in the United States.

                         (G) The term "Employee" also means a person who, in addition to meeting the requirement of Section 1.01(a)(7)(C),

                              (i) is not a citizen or permanent resident of the United States;

                              (ii) is eligible to participate in one or more employee benefit plans maintained by an Employer or Qualified Subsidiary (other than the Plan); and

                              (iii) receives regular compensation from an Employer or Qualified Subsidiary through a payroll in the United States for services performed in the United States, that the Employer or Qualified Subsidiary initially reports on a federal wage and tax statement (Form W-2).

                    A person who meets the requirements of Section 1.01(a)
               (7)(A)(ii), (B), and (C), or a person who meets the requirements of Section


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               1.01(a)(7)(D) and is not employed by an Employer, shall be deemed to be an Employee of the Company for purposes of the Plan.

                    (8) Employee Benefits Committee. The term "Employee Benefits Committee" means the committee established pursuant to
               Section 12.01 to administer the Plan.

                    (9) Employer. The term "Employer" means the Company and any subsidiary and affiliated company specifically designated by the Board of Directors as such for the purposes of this Plan, provided that the subsidiary or affiliated company adopts this Plan by resolution of its own board of directors. A subsidiary or affiliated company shall cease to be an Employer as of the date on which the subsidiary or affiliated company ceases to be a member of the controlled group (within the meaning of Code section 414(b) or 414(c)) of which the Company is a member.

                    (10) Employer Contribution. The term "Employer Contribution"
               means the Minimum Matching Contributions, Additional Matching Contributions, and Basic Contributions that an Employer makes to the Profit-Sharing Plan pursuant to Section 3.06 or to the ESOP pursuant to Section 19.04, any forfeitures that are allocated to Participants' Accounts pursuant to Section 3.06 or 19.04, and any employer contributions made under a Prior Savings Plan that are transferred to or merged into this Plan.

                    (11) ERISA. The term "ERISA" means the Employee Retirement
               Income Security Act of 1974, as amended from time to time, and interpretive rules and regulations.

                    (12) Excess Salary Reduction Contribution. The term "Excess
               Salary Reduction Contribution" means, with respect to any Participant, that portion of the amount that he has elected to have contributed to the Profit-Sharing Plan as a Salary Reduction Contribution pursuant to Section 3.02 but that exceeds the actual deferral percentage limitations described in Section 3.03(a).

                    (13) Fund Advisory Committee. The term "Fund Advisory
               Committee" means the committee established pursuant to Section 13.01.

                    (14) Leased Employee. The term "Leased Employee" means any person who is not an employee of the Company (including, for purposes of this paragraph, an affiliate of the Company) and who provides services to the Company, provided that (i) the services are provided pursuant to an agreement between the Company and any other person ("leasing organization"); (ii) the person has performed the services for the Company on a substantially full-time basis for a period of at least 1 year; and (iii) the services are performed under the primary direction and


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               control of the Company; provided that, an individual shall not be considered a Leased Employee of the Company if (i) the employee is covered by a money purchase plan maintained by the leasing organization providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code section 125, 132(f), 402(a)(8), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the Company's non-highly compensated workforce.

                    (15) Normal Retirement Age. The term "Normal Retirement Age"
               means age 65.

                    (16) Participant. The term "Participant" means an Employee who has satisfied the requirements of Article IL

                    (17) Participant's Account. The term "Participant's Account"
               means the sum of the amounts credited to the Participant at the time of reference in each of the categories listed in Section 6.01.

                         (A) The portion of a Participant's Account that is attributable to contributions made under the Profit- Sharing Plan, including a Participant's Profit-Sharing Account (or similar account) in a Prior Savings Plan that is transferred to or merged into this Plan, and earnings thereon, shall be referred to as the Participant's "Profit-Sharing Account."

                         (B) The portion of a Participant's Account that reflects a Participant's interest in the ESOP, including a Participant's ESOP Account (or similar account) in a Prior Savings Plan that is transferred to or merged into this Plan, shall be referred to as the Participant's "ESOP Account."

                         (C) The portion of a Participant's Account that represents amounts from a Participant's PAYSOP Account (or similar account) in a Prior Savings Plan transferred to or merged into this Plan, and earnings thereon, shall be referred to as the Participant's "PAYSOP Account."

                    (18) Plan. The term "Plan" means the Guidant Employee
               Savings and Stock Ownership Plan as modified or amended from time to time as herein provided. The Plan shall comprise both a profit-sharing plan described in Code section 401(a) with a cash or deferred arrangement described in Code section 401(k) (the "Profit-Sharing Plan") and a stock bonus plan and employee stock ownership plan described in Code sections


                                       -6-


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               401(a) and 4975(e)(7) and section 407(d)(6) of ERISA (the
               "ESOP"). The ESOP shall be known as the "Guidant Corporation Common Stock Fund."

                    (19) Plan Fiduciary. The term "Plan Fiduciary" means the following:

                         (A) The Board of Directors, but only to the extent that the Board of Directors appoints Plan Fiduciaries or performs other functions with respect to the Plan that are identified in ERISA as fiduciary functions. The Board of Directors shall not be a "Plan Fiduciary" to the extent that it makes decisions regarding the design of the Plan or performs other settlor functions with respect to the Plan.

                         (B)  Any Investment Manager appointed pursuant to
                    Section 13.02(d).

                         (C) The Employee Benefits Committee and the Fund Advisory Committee.

                         (D)  Any Trustee.

                    A person or entity shall be a Plan Fiduciary only with
               respect to the duties allocated to him or it under the terms of the Plan and only to the extent that those duties are identified by ERISA as fiduciary functions.

                    (20) Plan Year. The term "Plan Year" means the calendar
               year.

                    (21) Prior Savings Plan. The term "Prior Savings Plan" shall mean the Lilly Employee Savings Plan, the Advanced Cardiovascular Systems, Inc. Employee Savings Plan, the Cardiac Pacemakers, Inc. Employees Savings Plan, the Origin Medsystems, Inc. Employees Savings Plan, or the Employees' 401(k) Plan of Devices for Vascular Intervention, Inc., as amended from time to time.

                    (22) Qualified Subsidiary. The term "Qualified Subsidiary"
               means a corporation other than an Employer that is either

                         (A) A foreign corporation not less than ten percent (10%) of the voting stock of which is owned, directly or through one or more subsidiaries, by the Company, but only if the Company has entered into an agreement under Code section 3121(l) or the corresponding provisions of any subsequent revenue law that applies to the foreign corporation and that agreement remains in effect, or,

                         (B) A domestic corporation not less than 80 percent of the voting stock of which is owned by the Company, 95 percent or


                                       -7-


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                    more of the gross income of which, for the three-year period immediately preceding the close of the taxable year (or for such part of such period during which the corporation was in existence), was derived from sources without the United States, and 90 percent or more of the gross income of which for such period (or such part) was derived from the active conduct of a trade or business.

                    (23) Retirement. The term "Retirement" or "Retire" means a
               Participant's termination of employment with the Employer after:

                         (A)  The Participant has attained Normal Retirement
                    Age;

                         (B) The Participant has attained age 55 and completed ten years of Service; or

                         (C) With respect to a Participant who is eligible for transition benefits under The Guidant Retirement Plan, the sum of the Participant's full years of age and years of Service equals or exceeds 80.

                    (24) Rollover Contribution. The term "Rollover Contribution"
               means a contribution made to the Profit-Sharing Plan pursuant to
               Section 3.09.

                    (25) Salary Reduction Contribution. The term "Salary
               Reduction Contribution" means a contribution made by an Employer (or, in the case of a Leased Employee treated as an Employee under Section 1.01(a)(7)(E), the contribution made by Eli Lilly and Company) on behalf of an Employee pursuant to Section 3.01 and any salary reduction contributions made under a Prior Savings Plan on behalf of a Participant that are transferred to this Plan.

                    (26) Service. The term "Service" means employment that is
               credited under the Plan in accordance with the following rules:

                         (A) Employers for Whom Service Is Credited. Service means periods of employment with:

                              (i)    an Employer;

                              (ii)   any member of a controlled group of
                         corporations (within the meaning of Code section 414(b), (c), (m), or (o) of which an Employer is a member (hereinafter referred to as an "affiliate");

                              (iii)  a Qualified Subsidiary;


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                              (iv)   any corporation that is a predecessor
                         corporation of an Employer, or a corporation merged, consolidated, or liquidated into an Employer or a predecessor of an Employer, or a corporation, substantially all of the assets of which have been acquired by an Employer, if the Employer maintains a plan of such a predecessor corporation. If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with the predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Code section 414(a)(2); and

                              (v) for Participants who began participation in the Plan before January 1, 1996, periods of employment that are counted as Service under a Prior Savings Plan.

                              (vi) for Participants who began participation in the Plan on January 1, 1998 and who, as of December 31, 1997, were employees of Endovascular Technologies, Inc., periods of employment that counted as service under the 401(k) Savings Plan For Employees of Endovascular Technologies, Inc.

                              (vii) for Participants who began participation in the Plan on January 1, 1999, and who, as of December 31, 1998, were employees of InControl, Inc., periods of employment that counted as service under the InControl 401(k) Plan.

                              (viii) for Participants who began participation in
                         the Plan on May 1, 1999, and who, as of April 30, 1999, were employees of Intermedics, Inc., periods of employment that counted as service under the Sulzer Medica USA Retirement Plan.

                              (ix) for Participants who began participation in the Plan on January 1, 2000, and who, as of December 31, 1999, were employees of CardioThoracic Systems, periods of employment that counted as service under the CardioThoracic Systems 401(K) Savings Plan.

                    Notwithstanding the foregoing, an Employee may receive
               credit for periods of employment with an affiliate or predecessor corporation in addition to that which is required under regulations prescribed by the Secretary of the Treasury pursuant to Code section 414(a)(2), or for periods of employment with prior employers, provided that the Employee

               Benefits Committee specifically so determines and records its decision in writing.

                         (B) Periods Credited. An Employee shall receive credit for Service under the Plan from the date he is first credited with an hour of Service to the date his employment is severed. In no event shall an Employee receive credit more than once for the same period of Service. Except as otherwise provided in Section 1.01(a) (26)(F) with regard to leaves of absence, an Employee's employment shall be severed on the earlier of the date on which he Retires, is discharged, resigns, or dies, or the first anniversary of his first date of absence for any reason other than retirement, discharge, resignation, or death. A Disabled Employee's employment shall be severed on the first anniversary of the date on which he becomes disabled.

                    An Employee shall receive credit for Service, and shall not be deemed to have severed from employment, during, by way of illustration but not by way of limitation, the following:

                              (i) any period of unpaid leave for military service in the armed forces of the United States required to be credited by law; provided, however, that the Employee returns to employment within the period his reemployment rights are protected by law;

                              (ii) any period of unpaid family or medical leave required to be credited by law; provided, however, that the Employee returns to employment at the expiration of the leave;

                              (iii) any unpaid absence from work during which no duties are performed due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or the caring for a child for a period immediately following birth or placement, but only to the extent required by law;

                              (iv)   any other period as specified by the
                         Employee Benefits Committee in writing or as required by law.

                         (C) Reemployment Within 12 Months. Notwithstanding the foregoing, in the event that an Employee's Service is severed but he is reemployed within the 12 consecutive month period commencing on the date of severance, the period of severance shall constitute Service.

                         (D) Measurement of Service. Service shall be measured in years and days. A period of 365 days of Service shall constitute one Year of Service. All periods of service shall be aggregated for purposes of this Section.

                         (E) One Year Period of Severance. A one year period of severance shall occur if employment is severed and the Employee is not reemployed within the 12 consecutive month period commencing on the date of severance.

                         (F) Leaves of Absence. An Employee shall receive credit for Service for all purposes under the Plan during a leave of absence in accordance with the provisions of
                    Section 1.01(a)(26)(B) and the following rules:

                              (i) Unpaid Leaves. An Employee shall receive credit for Service under the Plan during the period of an unpaid leave, other than a Special Educational Leave as provided in Section 1.01(a)(26)(F)(iii), only in accordance with Section 1.01(a)(26)(B). The employment of an Employee who fails to return to employment shall be deemed severed, and credit for Service shall cease, as of the first anniversary of the Employee's first date of absence for the leave, unless employment is earlier severed by reason of the Employee's
                         Retirement, discharge, resignation, or death. Where such an Employee's period of leave is authorized to extend beyond the period for which Service is credited under Section 1.01(a)(26)(B), the Employee shall not be deemed to have terminated employment for purposes of payments upon termination of employment under Article X until the date upon which the authorized leave period expires and the Employee fails to return to employment.

                              (ii) Paid Leaves. An Employee shall receive credit for Service under the Plan during the period of any paid leave of absence. The employment of an Employee who fails to return to employment as of the date specified for the termination of the paid leave shall be severed, and credit for Service shall cease, as of the first anniversary of the date specified for the termination of the leave, unless employment is earlier severed by reason of the Employee's retirement, discharge, resignation, or death. Such an Employee shall be deemed to have terminated employment for purposes of payments upon termination of employment under Article X as of the date credit for Service ceases.

                              (iii) Special Educational Leaves. An Employee who does not return to employment as of the date specified for the termination of the Special Educational Leave shall be governed by the provisions for unpaid leave in
                         Section 1.01(a)(26)(F)(i). An Employee who returns to employment as of the date specified for the termination of the Special Educational Leave shall receive credit for Service under the Plan for the entire period of the Special Educational Leave.

                         (G) Crediting of Service for Leased Employees. An individual who is a Leased Employee shall receive credit for Service under the Plan during any period in which the individual is a Leased Employee.

                    (27) Shares. The term "Shares" means shares of Guidant
               Corporation common stock.

                    (28) Split. The term "Split" means September 25, 1995, the date as of which Guidant Corporation ceased to be a member of the controlled group of corporations that includes Eli Lilly and Company.

                    (29) Trust. The term "Trust" means a trust created by and
               under any Trust Agreement.

                    (30) Trust Agreement. The term "Trust Agreement" means an
               agreement provided for in Article XIII, as that agreement may be modified from time to time.

                    (31) Trustee. The term "Trustee" means the trustee or the
               co-trustees under a Trust Agreement and any successor trustee or co-trustees hereafter designated under the terms of any Trust Agreement.

                    (32) Unit of Participation or Unit. The term "Unit of
               Participation" or "Unit" means the unit of measure of a Participant's proportionate interest in one of the unsegregated funds described in Article V.

                    (33) Value Determination Date. The term "Value Determination
               Date" means the date as of which the value of each Unit in each Fund shall be determined.

               (b) Gender. Words used in the masculine gender shall be construed to include the feminine gender, where appropriate, and vice versa.

                            ARTICLE II. ELIGIBILITY
                            -----------------------

          2.01.  General.
                 -------

          An Employee shall be eligible to participate in the Plan for all purposes upon commencement of employment with an Employer.

          2.02.  Special Status Employees.
                 ------------------------

          Notwithstanding the provisions of Section 2.01, an Employee who is classified as a special status Employee shall not be eligible to participate in the Plan and to have Salary Reduction Contributions contributed to the Profit-Sharing Plan on his behalf until the first day of the month following his completion of one year of eligibility service. An Employee shall be considered a special status Employee if his employment status is temporary or seasonal, he is a part-time Employee regularly scheduled to work fewer than 20 hours per week, or his employment status is otherwise inconsistent with regular employment status.

          2.03.  Year of Eligibility Service.
                 ---------------------------

          A special status Employee shall be credited with a year of eligibility service at the end of an eligibility computation period if he completes 1,000 hours of service in that eligibility computation period. An eligibility computation period shall be the 12 consecutive month period beginning on the first date on which a special status Employee is employed and completes one hour of service and each 12 consecutive month period thereafter; provided, however, that if the Employee's employment is terminated and during such 12 consecutive month period he does not complete more than 500 hours of service, but he is subsequently reemployed, subsequent eligibility computation periods shall be measured by reference to his date of reemployment.

          2.04.  Hour of Service.
                 ----------------

          A special status Employee shall receive credit for 1 hour of service for each hour:

               (a) for which the Employee is directly or indirectly compensated by, or entitled to compensation from, any employer described in
          Section 1.01(a)(26)(A);

               (b) for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by such an employer;

               (c) for which he is paid or entitled to payment by such an employer, but during which no duties are performed due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty or leave of absence; provided, however, that no credit shall be given for periods for which payment is made solely to comply with worker's compensation, unemployment compensation, or disability insurance laws or for payments that solely reimburse an Employee for medical or medically-related expenses incurred by the Employee; and

               (d) during which the Employee is absent from work and during which no duties are performed due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or the caring for a child for the period immediately following birth or placement.

          2.05.  Special Rules for Crediting Hours of Service.
                 --------------------------------------------

          Credit for hours of service under Section 2.04 will be provided in accordance with the following special rules:

               (a) The number of hours with which an Employee is credited for reasons described in Section 2.04(c) (or the number of hours to which an award of, or agreement to pay, back pay for a period described under that Section applies) shall be determined in accordance with Department of Labor regulations ss. 2530.200b-2; provided, however, that in no event shall more than 501 hours of service be credited for any single continuous period during which the Employee performs no duties but for which he is entitled to credit under Section 2.04(c).

               The number of hours with which an Employee is credited for reasons described in Section 2.04(d) shall be the number of hours that normally would have been credited to the Employee but for the absence or, if the Employee Benefits Committee is unable to determine the number of these hours, 8 hours per day of such absence; provided, however, that in no event shall more than 501 hours of service be credited for any single continuous period during which the Employee performs no duties but for which he is entitled to credit under
          Section 2.04(d).

               (b) Hours of service described in Section 2.04(a) shall be credited to the eligibility computation period in which the duties are performed. The eligibility computation period to which hours of service described in Section 2.04(b) or (c) are credited shall be determined in accordance with Department of Labor regulations ss. 2530.200b-2.

               Hours of service described in Section 2.04(d) shall be credited to the eligibility computation period in which an absence described in
          Section 2.04(d) begins if, as of the date the absence begins, the Employee has completed less than 501 hours of service; in any other case, those hours shall be credited to the next eligibility computation period.

               (c) In addition to credit for hours described in Section 2.04(a), (b), (c), and (d), an Employee shall receive credit for hours of service for any period of military service in the Armed Forces of the United States, and for any period of family or medical leave, required to be credited by law.

               (d) during which the Employee is absent from work and during which no duties are performed due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or the caring for a child for the period immediately following birth or placement.

          2.06.  Reemployment.
                 ------------

          A former Participant who is reemployed by an Employer shall be eligible to participate in the Plan again upon the date of his reemployment.

                      ARTICLE III. NON-ESOP CONTRIBUTIONS
                      -----------------------------------

          3.01.  Salary Reduction Contributions.
                 ------------------------------

               (a) Each Participant hired before October 1, 2000, may elect that his Employer shall contribute to the Profit-Sharing Plan on his behalf a Salary Reduction Contribution in an amount equal to a stated whole percentage of his Base Earnings Plus Commissions.

               (b) Each Participant hired or rehired on or after October 1, 2000, shall have 3% of his Base Earnings Plus Commissions contributed on his behalf to the Profit-Sharing Plan as Salary Reduction Contributions until and unless he elects, in accordance with the procedures within the time period prescribed by the Employee Benefits Committee, to have a different percentage, or 0%, contributed on his behalf to the Profit-Sharing Plan as a Salary Reduction Contribution. The automatic Salary Reduction Contributions will begin with the first payroll of the first month that begins at least 60 days after the Participant becomes a Participant.

               (c) If the Participant is eligible to make a deferral election under The Guidant Excess Benefit Plan-Savings for a Plan Year, the Participant's Salary Reduction Contribution for the Plan Year shall not be more than 16 percent of the Participant's Base Earnings Plus Commissions for the Plan Year. If a Participant is not eligible to participate in The Guidant Excess Benefit Plan--Savings for a Plan Year, the Participant's Salary Reduction Contribution for the Plan Year shall not be more than 75 percent of Base Earnings Plus Commissions for the Plan Year.

               (d) Each Participant's Salary Reduction Contributions shall be paid by the Employer to the Trustee no less frequently than monthly, and the Participant's Base Earnings Plus Commissions for that month shall be reduced by an identical amount.

               (e) A Participant shall be required to have Salary Reduction Contributions made on his behalf in a Plan Year in order to receive an allocation of Matching Contributions or Additional Matching Contributions.

          3.02.  Election of Salary Reduction Contributions.
                 ------------------------------------------

               (a) Each Participant electing to have his Employer contribute a Salary Reduction Contribution on his behalf with respect to a Plan Year shall designate

          (at such time and in such manner as prescribed by the Employee Benefits Committee) the percentage of his Base Earnings Plus Commissions (within the limits stated in Section 3.01) to be contributed and authorize the Employer to reduce his Base Earnings Plus Commissions by that amount, to take effect as soon as administratively practicable. A Participant who elects not to have any Salary Reduction Contributions made to the Profit-Sharing Plan on his behalf or who wishes to change the amount of Salary Reduction Contributions made to the Profit-Sharing Plan on his behalf may change his election at any time in accordance with procedures prescribed by the Employee Benefits Committee, to take effect as soon as administratively practicable.

               (b) Notwithstanding any other provisions of this Plan, a Participant who is credited with Service because of a period of service in the uniformed services of the United States may elect, before or after the period of service, to contribute to the Profit Sharing PIan the Salary Reduction Contributions that would have been made on the Participant's behalf pursuant to Section 3.01 had he remained actively working for an Employer throughout that period of military service ("make-up contributions"). The amount of make-up contributions shall be determined based on the Participant's Base Earnings Plus Commissions immediately prior to the period of military service and the terms of the Plan in effect at that time. Any make-up contributions shall be limited as provided in Section 3.03 with respect to the Plan Year to which the contributions relate rather than the Plan Year in which the make-up contributions are made. Any make-up contributions pursuant to this Section shall be made during the period beginning on the date of reemployment, the duration of which is the lesser of three times the period of absence or 5 years. Investment earnings and losses on make-up contributions shall be credited commencing with the date the contribution is made. Make-up contributions shall be treated as "annual additions" for purposes of
          Article IV with respect to the Plan Year to which the contributions relate rather than the Plan Year in which they are paid to the trust.

          3.03.  Limitations on Salary Reduction Contributions.
                 ---------------------------------------------

               (a) For Plan Years beginning on or after January 1, 1997, notwithstanding anything in the Plan to the contrary, in no event may the Salary Reduction Contributions made on behalf of all eligible highly compensated Employees with respect to any Plan Year result in an actual deferral percentage for that group of Employees that exceeds the greater of (1) or (2) below, where:

                    (1) is an amount equal to 125 percent of the actual deferral percentage for the Plan Year being tested for all Employees eligible to participate in the Plan other than eligible highly compensated Employees; and

                    (2) is an amount equal to the lesser of (1) the sum of the actual deferral percentage for the Plan Year being tested for all Employees eligible to participate in the Plan other than eligible highly compensated

               Employees and 2 percent, or (2) 200 percent of the actual deferral percentage for the Year being tested for all Employees eligible to participate in the Plan other than eligible highly compensated Employees.

               By the foregoing provision, the Employee Benefits Committee has elected to use the actual deferral percentage for Employees other than highly compensated Employees for the Plan Year being tested rather than the preceding Plan Year, recognizing that the election may not be changed for Plan Years after 1997 except as provided by the Secretary of the Treasury. In determining the actual deferral percentage for a group for a Plan Year, all "eligible Employees" shall be taken into account. For this purpose, "eligible Employee" for a Plan Year is any Employee who is directly or indirectly eligible to make a Salary Reduction Contribution for all or a portion of the Plan Year and includes an Employee who would be eligible to make a Salary Reduction Contribution but did not make any because he failed to make an election pursuant to Section 3.01, his contributions were suspended on account of a withdrawal pursuant to Section 3.10 or 7.01, or because the Salary Reduction Contribution would cause the limitation of
          Article IV to be exceeded.

               (b) For purposes of this Article III, the following terms shall have the following meanings:

                    (1) "Highly compensated Employee" shall mean, with respect to any Plan Year:

                         (A) An Employee who performs service for the Company or an affiliate during the Plan Year and is described in one or both of the following groups:

                              (i) An Employee who is a 5 percent owner, as defined in Code section 416(i)(l)(B), at any time during the Plan Year or the preceding Plan Year; or

                              (ii) An Employee who received compensation in excess of $80,000 (as adjusted pursuant to Code section 415(d)) during the preceding Plan Year.

                         (B) For purposes of this definition of highly compensated Employee, the term "compensation" means compensation within the meaning of Code section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement, simplified employee pension, or tax-sheltered annuity.

                    (2) "Actual deferral percentage" with respect to any specified group of Employees for a Plan Year shall mean the average of the actual deferral ratios (calculated separately for each Employee in the group) of

                         (A) the amount of Salary Reduction Contributions paid to the Profit-Sharing Plan on behalf of each such Employee for the Plan Year, to

                         (B) the Employee's compensation, determined using a definition of compensation that is nondiscriminatory within the meaning of Code section 414(s), for the Plan Year or such other period as is permitted under Treasury Regulations ss. 1.401(k)-1(g)(2)(i) (provided that the section 414(s) definition of compensation used and the period over which compensation is determined is applied uniformly to all Employees for the Plan Year).

                    If any highly compensated Employee is a Participant under
               two (2) or more qualified cash or deferred arrangements (as defined in Code section 401(k)) of the Employer or an affiliate, for purposes of determining the actual deferral percentage for any such Employee, all such qualified cash or deferred arrangements shall be treated as a single qualified cash or deferred arrangement.

               (c) In the event that it is determined prior to the first day of any Plan Year or during the course of any Plan Year that the amount of Salary Reduction Contributions elected by the highly compensated Employees to be contributed to the Profit-Sharing Plan would cause the actual deferral percentage limitations described in Section 3.03(a) to be exceeded, then the Salary Reduction Contribution elected by each highly compensated Employee shall be reduced to the extent necessary to meet such limitations in such manner as the Employee Benefits Committee, in its sole discretion, determines.

               (d) Notwithstanding anything in the Plan to the contrary, a Participant's Salary Reduction Contribution to the Profit-Sharing Plan for any calendar year may not exceed the limitation imposed by Code section 402(g)(1) (as adjusted pursuant to Code section 402(g)(5)), reduced to the extent required by Section 7.01(b)(2)(D).

               (e) Notwithstanding the foregoing, the actual deferral percentage limitations described in Section 3.03(a) may be satisfied by combining the Salary Reduction Contributions under the Profit-Sharing Plan with the salary reduction contributions under any other plan maintained by a member of a controlled group of corporations (as defined in Section 1.01(a)(26)(A)(ii)) of which an Employer is a member, to the extent required or permitted under Code section 401(k).

          3.04.  Return of Excess Deferrals and Excess Salary Reduction
                 ------------------------------------------------------
Contributions.
-------------

               (a) If a Participant's elective deferrals (as defined in Code section 402(g)(3)) for the Participant's taxable year under this Profit-Sharing Plan or under any other plan in which the Participant has participated during the taxable year exceed the limit imposed by Code section 402(g), the following rules shall apply to such excess deferrals:

                    (1) Not later than the first February 1 following the close of the taxable year, the Participant may allocate to the Profit-Sharing Plan all or any portion of the Participant's excess deferrals for the taxable year (provided that the amount of the excess deferrals allocated to the Profit-Sharing Plan shall not exceed the amount of the Participant's Salary Reduction Contributions to the Profit-Sharing Plan for the Plan Year ending in the taxable year that have not been withdrawn or distributed), and may notify the Employee Benefits Committee, in writing, of the amount allocated to the Profit-Sharing Plan.

                    (2) As soon as practicable, but in no event later than the first April 15 following the close of the taxable year, the Profit-Sharing Plan shall distribute to the Participant any excess deferrals allocated to the Profit-Sharing Plan and any income attributable to that amount. The distribution described in this Section 3.04(a)(2) shall be made notwithstanding any other provision of the Plan.

               (b) After any excess deferrals (and income attributable thereto) have been allocated to the Profit-Sharing Plan and distributed in accordance with Section 3.04(a), if the actual deferral percentage for the Plan Year of those Participants who are highly compensated Employees exceeds the applicable limit imposed by Section 3.03(a), the amount of the Excess Salary Reduction Contributions (determined in accordance with Code section 401(k)(8)(B)), and any income attributable to those contributions, shall be distributed before the end of the following Plan Year to Participants who are highly compensated Employees, on the basis of the respective portions of the Excess Salary Reduction Contributions allocated to each Participant as described in this Section 3.04(b). The distribution described in this
          Section 3.04(b) shall be made notwithstanding any other provision of the Plan. The amount of the Excess Salary Reduction Contributions to be distributed under this Section 3.04(b) for a Plan Year with respect to a Participant shall be reduced by any excess deferrals previously distributed from the Plan to the Participant for the Plan Year.

               The amount of Excess Salary Reduction Contributions shall be determined, allocated, and distributed as follows:

                    (1) First, the actual deferral ratio of the highly compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to satisfy the actual deferral percentage test or cause the ratio to equal the actual deferral ratio of the highly compensated Employee with the next highest ratio. Second, this process shall be repeated until the actual deferral percentage ratio test is satisfied.

                    (2) The total dollar amount of Excess Salary Reduction Contributions determined under Section 3.04(b)(1) shall be allocated among highly compensated Employees by reducing the Salary Reduction Contributions of the highly compensated Employee with the highest dollar amount of Salary Reduction Contributions until (A) the total amount of the Excess Salary Reduction Contributions have been allocated or (B) his remaining Salary Reduction Contributions are equal in dollar amount to the Salary Reduction Contributions of the highly compensated Employee with the next highest dollar amount. This process shall be repeated until all Excess Salary Reduction Contributions are allocated. The Excess Salary Reduction Contributions allocated to a highly compensated Employee, together with all income attributable to them, shall be distributed to him within one year after the end of the Plan Year for which the contributions were made.

               (c) Amounts distributed under Sections 3.04(a) and (b) shall be deemed to have been made from that portion of the Participant's Salary Reduction Contributions not eligible for a Minimum Matching Contribution or for an Additional Matching Contribution, to the extent that the Participant has unmatched Salary Reduction Contributions for the Plan Year. Notwithstanding the provisions of Section 3.06(a), in the event that a distribution of matched Salary Reduction Contributions is required, the Minimum Matching Contribution or Additional Matching Contribution amount related to the distributed Salary Reduction Contribution amount shall be forfeited.

          3.05.  Nonforfeitability of Contributions.
                 ----------------------------------

          A Participant shall be fully vested at all times in his Salary Reduction Contributions and any accumulated earnings thereon.

          3.06.  Employer Contributions.
                 ----------------------

               (a)  Matching Contributions.
                    ----------------------

                    (1) Minimum Matching Contributions. Except as otherwise
               provided in this Section 3.06, an Employer shall contribute to the Profit-Sharing Plan on behalf of its Employees for each month an amount equal to 50 percent of its Employees' Salary Reduction Contributions for that month; provided, however, that in no event shall Minimum Matching Contributions be made with respect to (1) Salary Reduction Contributions that exceed 6 percent of an Employee's Base Earnings Plus Commissions for the month, (2) Salary Reduction Contributions that exceed the limit set forth in
               Section 3.03(d); (3) Excess Salary Reduction Contributions; or
               (4) Salary Reduction Contributions attributable to Catch-Up Contributions under Section 20.10. If an Employee's Salary Reduction Contributions stop before the end of a Plan Year because they reached the dollar limitation applicable to the Employee under federal tax law, then his

               Employer shall make a true-up Minimum Matching Contribution on behalf of the Employee for the month in which his Salary Reduction Contributions stop and for each month after that month through the last month of the Plan Year. The true-up Minimum Matching Contribution made for a month shall be equal to the difference, if any, between (A) 50 percent of the Employee's total Salary Reduction Contributions (other than those attributable to Catch-Up Contributions under Section 20.10) for the Plan Year to date that are not in excess of 6 percent of the Employee's Base Earnings Plus Commissions for the Plan Year to date, and (B) the Minimum Matching Contributions previously made for the Participant for the Plan Year (including any true-up Minimum Matching Contributions).

                    Notwithstanding any of the foregoing, in no event shall
               Minimum Matching Contributions be made to the extent that those contributions would cause the contribution percentage limit set forth in Section 3.06(d) to be exceeded. An Employer shall make its Minimum Matching Contributions on a monthly basis. The Minimum Matching Contributions made by an Employer on behalf of an Employee participating in the Plan shall be allocated to the Employee's Profit-Sharing Account.

                    (2) Additional Matching Contributions. In the discretion of the Board of Directors, and except as otherwise provided in this
               Section 3.06, each Employer shall make an Additional Matching Contribution to the Profit-Sharing Plan for the Plan Year in an amount, as is determined by the Board of Directors, in proportion to the Salary Reduction Contributions made for the Plan Year on behalf of, or by, their respective Employees who are participating in the Plan as of the first day of the last month of the Plan Year, who Retire during the Plan Year, or who die during the Plan Year while actively employed and participating in the Plan provided, however, that in no event shall Additional Matching Contributions be made with respect to (1) Salary Reduction Contributions that exceed 6 percent of a Participant's Base Earnings Plus Commissions, (2) Salary Reduction Contributions that exceed the limit set forth in Section 3.03(d), above, or (3) Excess Salary Reduction Contributions; (4) Salary Reduction Contributions attributable to Catch-Up Contributions under Section 20.10; and provided further that in no event shall Additional Matching Contributions be made to the extent that such contributions would cause the contribution percentage limit set forth in Section 3.06(d) to be exceeded. An Employer's Additional Matching Contributions for any Plan Year shall become due for payment to the Trustee of the Company Stock Fund on the last day of the Plan Year and shall be paid to the Trustee by the Employer within the period of time prescribed by law to permit a federal income tax deduction with respect to the Plan Year for such contributions. The Additional Matching Contributions made by an Employer on behalf of an Employee participating in the Plan shall be allocated to the Employee's Profit-Sharing Account.

               (b) Basic Contributions. In the discretion of the Board of Directors, and except as otherwise provided in this Section 3.06, an Employer shall contribute to the Profit-Sharing Plan on behalf of each of its Employees participating in the Plan an amount equal to a percentage, determined annually by the Board of Directors prior to the end of each Plan Year, of each Employee's Base Earnings. An Employer shall make its Basic Contributions on a monthly basis. The Basic Contribution made by an Employer on behalf of an Employee participating in the Plan shall be allocated to the Employee's Profit-Sharing Account.

               (c) Forfeitures. Forfeitures attributable to Matching Contributions that arise under the Plan shall be allocated to Participants' Profit-Sharing Accounts on the basis of their Salary Reduction Contributions for any Plan Year in which the Employers have elected to make Minimum Matching Contributions and Additional Matching Contributions to the Profit-Sharing Plan rather than to the ESOP. Forfeitures attributable to Basic Contributions shall be allocated to Participants' Profit-Sharing Accounts on the basis of their Base Earnings for any Plan Year in which the Employers have elected to make Basic Contributions to the Profit-Sharing Plan rather than to the ESOP. Forfeitures allocated in this manner shall be treated as Minimurh Matching Contributions, Additional Matching Contributions, or Basic Contributions, whichever is applicable, and shall be allocated to Participants' Profit-Sharing Accounts in the manner described in
          Section 3.06(a) or (b), above. The forfeiture allocations described in this Section 3.06(c) shall reduce, dollar for dollar, the amount of the Minimum Matching Contributions, Additional Matching Contributions, or Basic Contributions that otherwise would be allocated to the Participant pursuant to Section 3.06(a) or (b).

               (d)  Limits on Employer Contributions.
                    --------------------------------

                    (1) Minimum Matching and Additional Matching Contributions to the Profit-Sharing Plan for any Plan Year shall satisfy the contribution percentage test in Code section 401(m)(2) and the regulations thereunder, including Treasury Regulations ss. 1.401(m)-l(b) or any successor provision. Minimum Matching Contributions and Additional Matching Contributions forfeited by a Participant under Section 3.04(c), above, with respect to a Plan Year shall not be taken into account in determining whether Employer Contributions for that Participant satisfy the contribution percentage test for that Plan Year. Notwithstanding anything to the contrary in this Article III, if the contribution percentage of those Participants who are highly compensated Employees (as defined in Section 3.03) exceeds the limit imposed by Code section 401(m), the following rules shall apply:

                         (A) The amount of the excess aggregate contributions (determined in accordance with Code section 401(m)(6)(B)) for the Plan Year, and any income attributable to those contributions, shall be distributed (or, if forfeitable, shall be forfeited) before the end of the following Plan Year.

                         (B) Any distribution in accordance with Section 3.06(d)(1)(A), shall be made to Participants who are highly compensated Employees on the basis of the respective portions of the excess aggregate contributions allocated to each Participant. The total dollar amount of excess aggregate contributions shall be allocated to some or all highly compensated Employees by reducing first the contributions of the highly compensated Participant with the highest dollar amount of contributions until (i) the total amount of excess aggregate contributions has been allocated or (ii) his remaining contributions are equal in dollar amount to the contributions of the highly compensated Employee with the next highest dollar amount. This process shall be repeated until all excess aggregate contributions are allocated.

                    (2) The determination of the amount of excess aggregate contributions under Section 3.06(d)(1) for any Plan Year shall be made after first determining the excess deferrals under Section 3.04(a), and then determining the Excess Salary Reduction Contributions under Section 3.04(b).

               (e) Contributions of Shares. The Employers may, at their election, make all or any part of any mum Matching Contribution, Additional Matching Contribution, or Basic Contribution to the Profit-Sharing Plan in Shares rather than in cash. The Shares so contributed shall have a fair market value equal to the amount of such Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution (or portion thereof). The fair market value of a Share shall be the mean between the highest and lowest quoted selling price per share for a 100 Share lot on the composite tape of New York Stock Exchange issues on the date of payment to the Trustee.

               (f) Contributions to the ESOP. The Employers may, at their election, make a Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution to the ESOP pursuant to Section
          19.04 in lieu of all or a portion of the Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution otherwise required under this Section 3.06. The amount of the Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution otherwise required to be made pursuant to this Section 3.06(a) or (b) with respect to a Participant shall be reduced, dollar for dollar, by the value of any Shares (or the amount of any cash) allocated to the Participant's ESOP Account by reason of a Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution to the ESOP for the Plan Year. The value of the Shares that are allocated to a Member's ESOP Account for any Plan Year shall be determined in accordance with Sections 19.04 and 19.13.

               (g) Deductibility. All Minimum Matching Contributions, Additional Matching Contributions, and Basic Contributions to the Profit-Sharing Plan are conditioned on the deductibility of the contributions under Code section 404 for the taxable year with respect to which the contributions were made.

               (h) Qualified Nonelective Contributions. Any Employer who was required to make, but did not make, a Catch-Up Contribution on behalf of an eligible Employee pursuant to Section 20.10 for the 2002 Plan Year, shall make a qualified nonelective contribution ("QNEC") to the Plan on behalf of the Employee by December 31, 2003. The amount of the QNEC shall be equal to the amount of the Catch-Up Contribution that was required to be made, but was not made, plus any positive earnings that would have accrued on the Catch-Up Contribution from the date it was required to be made through the date the QNEC is made to the Plan. The QNEC made on behalf of an Employee shall be allocated to the Employee's Participant's Account and shall be considered a Catch-Up Contribution for all Plan purposes, except that an Employee may not withdraw it solely on account of a hardship.

          3.07. Contributions Not Recoverable by Employer. The Trustee shall hold the contributions received by it under Section 3.06 for the respective Participants subject to the provisions of the Plan. No such contribution shall be recoverable by the Employers, except as provided in Section 3.08.

          3.08.  Return of Employer Contributions.
                 --------------------------------

          In the event that an Employer Contribution made pursuant to Section
3.06

               (a)  is made under a mistake of fact, or

               (b) is disallowed as a deduction under Code section 404 for the taxable year with respect to which it was made, the contribution shall, at the option of the Employer, be returned to the Employer within 1 year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable. The amount returned shall not be increased to reflect any investment earnings, but shall be decreased to reflect any losses. If the amount returned to the Employer would cause the balance of any Participant's Account to be less than the balance would have been had the returned contribution never been made, the amount to be returned shall be limited to prevent the loss.

          3.09.  Rollover Contributions.
                 ----------------------

          Subject to the approval of the Employee Benefits Committee and any administrative procedures that the Employee Benefits Committee may prescribe, Rollover Contributions to the Profit-Sharing Plan will be accepted from or on behalf of an Employee that constitute:

               (a) all or part of an "Eligible Rollover Distribution" (as defined in Code section 402(c)) from a qualified plan; or

               (b) a distribution from an individual retirement account or annuity described in Code section 408(d)(3)(A)(ii).

Rollover Contributions will not be accepted in a form other than cash. All Rollover Contributions made to the Profit-Sharing Plan on behalf of an Employee shall be allocated to the Rollover Contributions portion of the Employee's Profit-Sharing Account. For purposes of Section 8.02(a), that portion of a Participant's Account attributable to amounts transferred to this Plan from the CardioThoracic Systems 401(K) Savings Plan, that are attributable to that plan, are considered Rollover Contributions.

          3.10.  Hardship Distributions Under Other Plans.
                 ----------------------------------------

          Notwithstanding anything in this Plan to the contrary, the following provisions shall apply with regard to any Participant who receives a hardship distribution under the Employees' 401(k) Plan of Devices For Vascular Intervention, Inc., the 401(k) Savings Plan For Employees of Endovascular Technologies, the InControl 401(k) Plan, or the CardioThoracic Systems 401(K) Savings Plan:

               (a) A Participant's right to elect to have his Employer contribute Salary Reduction Contributions on his behalf to the Profit-Sharing Plan shall be suspended for a period of 12 months after the Participant's receipt of a hardship distribution under the Employees' 401(k) Plan of Devices For Vascular Intervention, Inc., the 401(k) Savings Plan For Employees of Endovascular Technologies, the InControl 401(k) Plan, or the CardioThoracic Systems 401(K) Savings Plan; and

               (b) For the Participant's taxable year immediately following the taxable year of the Participant's receipt of a hardship distribution under the Employees' 401(k) Plan of Devices For Vascular Intervention, Inc., the 401(k) Savings Plan For Employees of Endovascular Technologies, the InControl 401(k) Plan, or the CardioThoracic Systems 401(K) Savings Plan, a Participant may not elect to have his Employer contribute Salary Reduction Contributions on his behalf to the Profit-Sharing Plan in excess of the applicable limit under Code section 402(g) for such taxable year less the amount of the Participant's Salary Reduction Contributions in the taxable year of the hardship distribution.

                  ARTICLE IV. LIMITATIONS ON ANNUAL ADDITIONS
                  -------------------------------------------

          4.01.  Basic Limitation.
                 ----------------

          Subject to the adjustments set forth in this Article IV, the maximum aggregate annual addition to a Participant's Profit-Sharing Account in any limitation year shall in no event exceed the lesser of:

               (a) $30,000 (as adjusted to reflect increases in that limitation pursuant to Code section 415(d)); or

               (b) 25 percent of the amount of a Participant's compensation for the limitation year.

          4.02.  Definitions.
                 -----------

               (a) For purposes of Article IV, the term "annual addition" shall mean the sum for any limitation year of the following amounts:

                    (1)  Salary Reduction Contributions;

                    (2)  Employer Contributions to the Profit-Sharing Plan;

                    (3) Forfeitures if allocated to the Participants' Profit-Sharing Accounts;

                    (4) Contributions allocated to an individual medical account (within the meaning of Code section 415(1)) that is part of a pension or annuity plan, provided that this Section 4.02(a)(4) shall not be taken into account in applying Sections 4.01(b) and 19.06(a)(2); and

                    (5) Contributions attributable to post-retirement medical benefits that are allocated to the separate account of a Key Employee (within the meaning of Code section 419A(d)(3)), under a welfare benefit fund (within the meaning of Code section 419(e)) maintained by an Employer; provided that this Section 4.02(a)(5) shall not be taken into account in applying Sections 4.01(b) and 19.06(a)(2).

               Amounts allocated to a Participant's ESOP Account shall be treated as annual additions, and shall be subject to the limits on annual additions, to the extent provided in Section 19.06. A Participant's Excess Salary Reduction Contributions (distributed under
          Section 3.04(b)) and excess aggregate contributions (distributed or forfeited in accordance with Section 3.06(d)) shall be treated as annual additions; a Participant's excess deferral amounts (distributed in accordance with Section 3.04(a)) shall not be treated as annual additions. A Participant's Rollover Contributions made pursuant to
          Section 3.09 shall not be treated as annual additions.

               (b) For purposes of this Article IV, the term "compensation" shall mean the Participant's wages within the meaning of Code section 3401 (without regard to any rule under Code section 3401 that limits amounts included in wages based on the nature or location of the employment) and all other payments for which the Employer is required to furnish the Participant with a written statement under Code sections 6041(d) and 6051(a)(3). "Compensation" also includes amounts that would have been paid to the Employee during the Plan Year in the absence of a salary redirection agreement but are excluded from gross income pursuant to Code section 125, 132(f), 457, or 402(g).

               (c) For purposes of this Article IV, the term "limitation year" or "year" means the calendar year.

          4.03.  Preclusion of Excess Annual Additions.
                 -------------------------------------

          The Employee Benefits Committee may establish those procedures that it deems necessary and appropriate to monitor compliance with Article IV during a limitation year. If, during the course of a limitation year, the Employee Benefits Committee determines, with respect to a Participant, that no additional contributions may be made and credited to the Participant's Account during the year without exceeding the limitations prescribed in Article IV for the year, then no further contributions shall be made or credited to the Participant's Account during the year.

          4.04.  Disposal of Excess Annual Additions.
                 -----------------------------------

          In the event that the limitations with respect to annual additions prescribed in this Section are exceeded with respect to any Participant, the following rules shall apply. If the excess arises as a consequence of the crediting of forfeitures to the Participant's Account, or a reasonable error in estimating the Participant's compensation, the excess shall be held in a suspense account and reallocated among all the Participants' Profit-Sharing Accounts in the limitation year succeeding the year in which the excess arose. If such excess arises as a consequence of a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to the Participant, that excess shall be distributed. Distributed excess Salary Reduction Contribution amounts shall be deemed to be unmatched to the extent that the Participant has unmatched Salary Reduction Contributions for the Plan Year; excess Salary Reduction Contributions eligible for a Minimum Matching Contribution or an Additional Matching Contribution shall be distributed only to the extent permitted under the nondiscrimination rules of Code section 401(a)(4).

          4.05.  Other Defined Contribution Plans.
                 --------------------------------

          All defined contribution plans (including voluntary employee contribution accounts in a defined benefit plan and key employee accounts under a welfare benefit plan described in Code section 419, as well as Employer contributions allocated to an IRA) of the Employer (including, for purposes of this Section, an affiliate of the Employer), whether or not terminated, will be treated as one defined contribution plan for purposes of the limitations under Code section 415(c).

                        ARTICLE V. INVESTMENT PROVISIONS
                        --------------------------------

          5.01.  Investment Options--Salary Reduction Contributions and Rollover
                 ---------------------------------------------------------------
Contributions.
-------------

          A Participant may at any time or from time to time, by direction to, and in a manner prescribed by, the Employee Benefits Committee, direct that any or all of his Salary Reduction Contributions and Rollover Contributions made after his election becomes effective shall be invested, subject to Section 5.04, in one or more of the investment fund options ("Funds") that the Fund Advisory Committee may designate from time to time by written addendum to this Plan. The respective assets of each Fund will be accounted for separately from those of each other Fund and will be invested in the manner prescribed in the Addendum. A Participant may make an investment election with respect to his Rollover Contributions that is separate and different from his investment election with respect to his Salary Redirection Contributions.

          The Employee Benefits Committee shall implement a Participant's investment directions in accordance with the terms of this Article V, except that the Committee may decline to implement any investment direction to the extent that the investment direction would, if implemented, result in a transaction (a) that is expressly excluded from protection under ERISA section 404(c), (b) that is a prohibited transaction under ERISA section 406 or Code section 4975, (c) that would generate income that would be taxable to the Plan, or (d) that would otherwise violate applicable federal law.

          The Fund Advisory Committee, in its discretion, may change or terminate the existing investment Funds or establish additional investment Funds at any time by amending the written addendum to the Plan. However, any investment Fund that is not an investment company registered under the Investment Company Act of 1940 shall be managed by an Investment Manager (within the meaning of ERISA section 3(38)) appointed by the Fund Advisory Committee. The selection of investment Fund choices and the administration of Plan investments are intended to comply with the requirements of ERISA section 404(c). To the extent the requirements of ERISA section 404(c) are satisfied, neither the Employee Benefits Committee, the Fund Advisory Committee, the Trustee, nor any other Plan Fiduciary, shall be responsible for any losses resulting from a Participant's individual selection of investment Fund choices.

          5.02.  Change of Investment Directions.
                 -------------------------------

          Subject to such rules as the Employee Benefits Committee from time to time may establish, a Participant may change his direction for the investment of his Salary Reduction Contributions at any time. Any direction by a Participant for the investment of such funds shall be deemed to be a continuing direction until changed by the Participant.

          5.03.  Failure to Make Investment Direction.
                 ------------------------------------

          If a Participant fails to give directions to the Employee Benefits Committee for investment of his Rollover Contributions, they shall be invested in the same manner as his Salary Reduction Contributions. If a Participant fails to give directions to the Employee Benefits Committee for investment of his Salary Reduction Contributions, they shall be invested in the Near Term Horizon Portfolio.

          5.04.  Direction To Invest in Two or More Funds.
                 ----------------------------------------

          If a Participant directs the investment of his Salary Reduction Contributions in more than one of the Funds described in Section 5.01, the amount of the contributions invested monthly in any one Fund shall be not less than 1 percent of his total monthly Salary Reduction Contributions (rounded to the nearest penny).

          5.05.  Transfers Between Funds.
                 -----------------------

          Subject to such rules as the Employee Benefits Committee from time to time may establish, a Participant may direct that all or any part of his Units in any one or more of the Funds described in Section 5.01 be converted to Units in one or more of the other of such Funds.

          5.06.  Company Stock Fund.
                 ------------------

               (a) Employer Contributions to the Plan shall be invested in a Fund held in Trust and consisting of Shares (commonly known as "the Company Stock Fund"). Except as provided in Sections 5.06(b) and (c), below, a Participant shall not be entitled to have the Employer Contributions that are credited to his Participant's Account and any earnings attributable thereto invested in any Fund other than the Company Stock Fund. The Trustee shall purchase Shares for the Company Stock Fund in the open market or by private purchase, including purchase from the Company. Any such purchase from the Company shall be at a price per share not in excess of the mean between the highest and lowest quoted selling price per share for a 100 Share lot on the composite tape of New York Stock Exchange issues on the date of purchase by the Trustee.

               (b) A Participant who has retired shall be entitled to transfer all or a portion of his Participant's Account invested in the Company Stock Fund to one or more of the Funds described in Section 5.01. Similarly, a Beneficiary of a Deceased Participant shall be entitled to transfer all or a portion of the Participant's Account invested in the Company Stock Fund to one or more of the Funds described in
          Section 5.01. An election to transfer amounts from the Company Stock Fund to another Fund or Funds shall be made in accordance with Section
          5.05. An amount transferred from the Company Stock Fund to another Fund or Funds pursuant to this Section 5.06 shall subsequently be subject to the same rules governing reinvestment as the rules that apply under this Article V to the reinvestment of Salary Reduction Contributions.

               (c) A Participant who has attained age 50 and has completed at least 10 Years of Service may diversify his ESOP Account in accordance with Section 19.14(b) of this Plan.

               (d) Valuations of Shares that are not readily tradable on an established market will be made by an independent appraiser who meets requirements similar to the requirements of the regulations prescribed under Code section 170(a)(1).

          5.07.  Trustee's Investment Discretion.
                 -------------------------------

          Except for the ESOP Shares Fund under the Company Stock Fund, any Trustee in its sole discretion may, to the extent that it is prudent to do so, maintain all or a part of the assets of any fund in cash or short term government or corporate obligations (other than obligations of an Employer or a Qualified Subsidiary). The Trustee shall not be liable for interest on the part of the assets of any fund that it is authorized to hold in cash pursuant to the authority granted herein.

          The Trustee may maintain the assets of the ESOP Shares Fund in cash only to the extent provided in Article XIX.

          Income from investments in each fund shall be reinvested in the same fund.

          5.08.  Transferred Participant Loans.
                 -----------------------------

          To the extent that outstanding Participant loans under a Prior Savings Plan or the Endovascular Technologies, Inc. 401(k) Savings Plan, the InControl 401(k) Plan, the Sulzer Medica USA Retirement Plan, or the CardioThoracic Systems 401(K) Savings Plan are transferred to or merged into this Plan, those loans shall be treated as investments of the Profit-Sharing Accounts of the Participant to whom they relate, subject to the terms and conditions of the plan under which they were made. Participant loan repayments shall be invested in accordance with the Participant's investment election currently in effect for Salary Reduction Contributions.

                       ARTICLE VI. PARTICIPANTS' ACCOUNTS
                       ----------------------------------

          6.01.  Separate Accounts.
                 -----------------

          The Employee Benefits Committee shall maintain a separate Participant's Account for each Participant, showing separately the following:

               (a) Salary Reduction Contributions. The Participant's Salary Reduction Contributions to the Plan, including amounts attributable to salary reduction contributions under a Prior Savings Plan or the Endovascular Technologies, Inc. 401(k) Savings Plan, the InControl 401(k) Plan, the Sulzer Medica USA Retirement Plan, or the CardioThoracic Systems 401(K) Savings Plan transferred to or merged into this Plan, and the earnings thereon;

               (b) Employee Contributions. The Participant's after-tax employee contributions under a Prior Savings Plan or another qualified retirement plan that are transferred to or merged into this Plan, and any earnings thereon;

               (c) Employer Contributions. The Employer Contributions to the Profit-Sharing Plan on behalf of the Participant, including amounts attributable to employer contributions under a Prior Savings Plan or another qualified retirement plan that are transferred to or merged into this Plan, and the earnings thereon;

               (d) Rollover Contributions. The Participant's Rollover Contributions to the Plan, including amounts attributable to rollover contributions under a Prior Savings Plan or another qualified retirement plan that are transferred to or merged into this Plan, and the earnings thereon;

               (e) ESOP Pre-Split Matching Account. The Participant's ESOP Account under a Prior Savings Plan that is transferred or merged into this Plan, and the earnings thereon;

               (f) Company Matching Account (formerly the ESOP Post-Split Matching Account). The amounts allocated to the Participant by reason of Employer Minimum Matching Contributions and Additional Matching Contributions and Exempt Loan payments under the ESOP, and the earnings thereon;

               (g) Retirement ESOP Account (formerly the ESOP Basic Contribution Account). The amounts allocated to the Participant by reason of Employer Basic Contributions and Exempt Loan payments under the ESOP, and the earnings thereon; and

               (h) PAYSOP Account. The amounts transferred from the Participant's PAYSOP Account in a Prior Savings Plan that is transferred to or merged into this Plan, and the earnings thereon.

               (i) Intermedics Matching Account. The amounts (including both contributions and attributable earnings) transferred from the Participant's Matching Contribution Account in the Sulzer Medica USA Retirement Plan and merged into this Plan.

               (j) EVT Qualified Matching Account. The amounts (including both contributions and attributable earnings) transferred from the Participant's qualified matching contribution account in the Endovascular Technologies, Inc. 401(k) Savings Plan and merged into this Plan.

          A Participant's Profit-Sharing Account shall comprise the amounts described in Section 6.01(a) through (d), above.

          A Participant's ESOP Account shall comprise the amounts described in
Section 6.01(e) through (g), above.

          A Participant's ESOP Pre-Split Matching Account, Intermedics Matching Account and EVT Qualified Matching Account comprise his Prior Company Account.

          6.02.  Accounting for Units Under Investment Funds.
                 -------------------------------------------

          In addition to the separate accounting required by Section 6.01, the Employee Benefits Committee shall maintain a separate account for each Participant that shows his proportionate interest in the funds described in
Article V. A Participant's proportionate interest in each Fund shall be represented by "Units of Participation," also called "Units." The Employee Benefits Committee shall assign Units of Participation in the Company Stock Fund to any Suspense Account (as defined in Section 19.02(e)) maintained pursuant to
Section 19.12, based on the Suspense Account's proportionate interest in the Company Stock Fund at the time of the determination.

          6.03.  Value of Units.
                 --------------

          Subject to reasonable materiality standards adopted by the Employee Benefits Committee, the Employee Benefits Committee shall determine the value of a Unit in each Fund on a daily basis. That value will be determined by dividing the sum of uninvested cash and the fair market value of securities (redemption value in the case of United States Savings Bonds and principal plus accrued interest in the case of investment contracts) as determined by the Employee Benefits Committee, by the total number of Units of the Fund.

          6.04.  Units Credited To Participant Accounts.
                 --------------------------------------

          The number of Units credited to a Participant under any Fund in each month shall be calculated by dividing the sum of his Salary Reduction Contributions or the Employer Contributions allocated to him under the Fund by the value of the Unit on the last Value Determination Date prior to the date on which the Trustee receives payment of the contributions.

                     ARTICLE VII. HARDSHIP WITHDRAWALS FROM
                     --------------------------------------
                     SALARY REDUCTION CONTRIBUTIONS ACCOUNTS
                     ---------------------------------------

          7.01.  Withdrawals.
                 -----------

          A Participant may withdraw a portion of monies accruing from his Salary Reduction Contributions and, if applicable, his salary redirection contributions under the Endovascular Technologies, Inc. 401(k) Savings Plan, the InControl 401(k) Plan, the Sulzer Medica USA Retirement Plan or the CardioThoracic Systems 401(K) Savings Plan transferred to this Plan, in accordance with the following rules:

               (a) An application for withdrawal shall be made in accordance with procedures prescribed for that purpose by the Employee Benefits Committee.

               (b) Hardship withdrawals shall be approved only in those cases where the requirements of Sections 7.01(b)(1) and (b)(2), below, are satisfied.

                    (1) Hardship withdrawals shall be approved only if needed on account of one of the following:

                         (A) medical expenses described in Code section 213(d) incurred by, or amounts necessary to obtain such medical care for, the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Code section
                    152);

                         (B) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                         (C) Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or his spouse, children, or dependents (as defined in Code section 152);

                         (D)  The need to prevent the eviction of the
                    Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                         (E) Payment of funeral expenses incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Code section 152), provided that the Employee Benefits Committee determines, on a case-by-case basis and in view of all relevant facts and circumstances, that these expenses create an immediate and heavy financial need.

               The Employee Benefits Committee may require any and all documentation that it deems necessary, and any such documentation shall be provided by the Participant in a timely fashion. The decision of the Employee Benefits Committee shall be final in all cases.

                    (2) A hardship withdrawal that satisfies Section 7.01(b)(1) shall be approved only if all of the following requirements also are satisfied:

                         (A) The withdrawal is not in excess of the amount necessary to discharge the expense (or expenses) listed in
                    Section 7.01(b)(1) above (plus the reasonably anticipated amount of any tax attributable to the amount of the withdrawal);

                         (B) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the controlled group (as defined in Section 1.01(a)(26)(A)(ii)) of which the Employer is a member;

                         (C) The Participant's contributions, elective or otherwise, under this Plan and any other plan maintained by the controlled group (as defined in Section 1.01(a)(26)(A)(ii)) of which the Employer is a member, and the Participant's right to make further hardship withdrawals under this Section or withdrawals under Article VIII, shall be suspended for the 12-period following receipt of the withdrawal; and

                         (D) For the Participant's taxable year immediately following the taxable year of the withdrawal, the limitation set forth in Code section 402(g) shall be reduced for this Plan and all other plans maintained by the controlled group (as defined in Section 1.01(a)(26)(A)(ii)) of which the Employer is a member by the amount of the Participant's elective contributions made under such plans in the taxable year of the withdrawal.

                    (3) The amount of the withdrawal shall be deducted from the Participant's Account, and the remaining portion of the Account shall then become the total value of the Participant's Account.

                    (4) Withdrawals shall be made in cash only. Withdrawals shall be made on a pro rata basis from all the investment Funds described in Section 5.01 in which the Participant's Salary Reduction Contributions are then invested.

                    (5) In no event shall the amount of the withdrawal exceed 100 percent of (i) the Participant's Salary Reduction Contributions and (ii) any earnings on those contributions accrued prior to January 1, 1989 (less any amount described in this sentence that have been previously withdrawn from the Participant's Account).

               (c) A Participant may withdraw monies accruing from his Salary Reduction Contributions Account only after he has withdrawn all amounts that he is eligible to withdraw pursuant to Article VIII.

                   ARTICLE VIII. WITHDRAWALS FROM NON-SALARY
                   -----------------------------------------
                         REDUCTION CONTRIBUTION ACCOUNTS
                         -------------------------------

          8.01.  Voluntary Withdrawals.
                 ---------------------

          A Participant may, by request in accordance with the procedures prescribed by the Employee Benefits Committee, make withdrawals of his interest under the Plan, other than hardship withdrawals governed by Article VII, upon the conditions specified in this Article VIII.

          8.02.  Categories of Contributions.
                 ---------------------------

          Subject to such rules as the Employee Benefits Committee may from time to time prescribe, a Participant may make a withdrawal in any amount, and such amount may include all or any portion of any of the following categories of contributions; provided, however, that withdrawals shall be deemed to be made in the following order:

               (a) First, a Participant may withdraw the portion of his Profit-Sharing Account attributable to Employee Contributions and Rollover Contributions, and earnings thereon, as described in Sections 6.01(b) and 6.01(d);

               (b) Second, a Participant may withdraw his vested interest in his PAYSOP Account, and the earnings thereon, as described in Section 6.01(h), to the extent that those amounts accrued prior to June 1, 1998;

               (c) Third, a Participant may withdraw his vested interest (determined in accordance with Section 10.01) in the portion of his ESOP Pre-Split Matching Account that is attributable to Employer Contributions, and earnings thereon, as described in Section 6.01(e), to the extent that those amounts accrued prior to June 1, 1998;

               (d) Fourth, a Participant may withdraw his vested interest (determined in accordance with Section 10.01) in the portion of his Company Matching Account that is attributable to Employer Contributions, and earnings thereon, as described in Section 6.01(f), to the extent that those amounts accrued prior to June 1, 1998;

               (e) Fifth, a Participant may withdraw amounts from his Intermedics Matching Account, as described in Section 6.01(i), to the extent that those amounts accrued prior to May 1, 1999;

               (f) Sixth, a Participant who has attained age 59 1/2 may withdraw his vested interest (determined in accordance with Section 10.01) in the portion of his PAYSOP Account, and the earnings thereon, as described in Section 6.01(h); his vested interest (determined in accordance with Section 10.01) in the portion of his Profit Sharing Account that is attributable to Employer Contributions, other than Basic Contributions made under this Plan, and earnings thereon, as described in Section 6.01(c); his vested interest (determined in accordance with Section 10.01) in the portion of his ESOP Pre-Split Matching Account that is attributable to Employer Contributions, and earnings thereon, as described in Section 6.01(e); and his vested interest (determined in accordance with Section 10.01) and the portion of his Company Matching Account that is attributable to Employer Contributions, and earnings thereon, as described in Section 6.01(f); to the extent that those amounts accrued after May 31, 1998;

               (g) Seventh, a Participant who has attained age 59 1/2 may withdraw his vested interest in his Salary Reduction Contributions Account, as described in Section 6.01(a), without regard to hardship; and

               (h) Eighth, a Participant who has attained age 59 1/2 may withdraw his vested interest (determined in accordance with Section 10.01) in the portion of his Profit-Sharing Account that is attributable to Basic Contributions made under this Plan, and his Retirement ESOP Account that is attributable to Basic Contributions made under this Plan, as described in Sections 3.06(b) and 3.06(f).

          8.03.  Restrictions Applicable to Participants with Less Than Five
                 -----------------------------------------------------------
Years of Service.
----------------

                    (a) In no event shall the amount of a withdrawal pursuant to Section 8.01 by any Participant who has completed less than 5 years of Service as of the date of withdrawal include any matching contributions that have not been held in the Trust for at least the 24 month period prior to the date of the withdrawal.

                    (b) In the event of a withdrawal by a Participant who has completed less than 5 years of Service of the portion of his Participant's Account that is attributable to Employer Contributions, pursuant to Section 8.02(b) or 8.02(c) and prior to 5 consecutive One Year Periods of Severance, the portion of those Employer Contributions that are not withdrawn shall be accounted for separately until the Participant incurs 5 consecutive One Year Periods of Severance. The Participant's vested interest in those Employer Contributions at any time shall be the Participant's vested percentage times the sum of the remaining Employer Contributions and all prior distributions of Employer Contributions, minus all prior distributions of Employer Contributions.

          8.04.  General Provisions Applicable to Withdrawals.
                 --------------------------------------------

                    (a) The date on which the Employee Benefits Committee receives a Participant's request for payment shall be the applicable Value Determination Date for the amount that is withdrawn under any paragraph of Section 8.02.

                    (b) The amount of a withdrawal shall be deducted from the Participant's Account and the remaining portion of that account shall then become the total value of the Participant's Account.

                    (c) Withdrawals shall be made in cash only, except for withdrawals from the Company Stock Fund under Section 11.01. The withdrawals shall be made on a pro rata basis from all of the investment Funds in which the amounts withdrawn are then invested.

                    ARTICLE IX. RESTRICTIONS ON WITHDRAWALS
                    ---------------------------------------

          9.01.  Restrictions Upon Number of Withdrawals.
                 ---------------------------------------

                    (a) Subject to such rules as the Employee Benefits Committee may from time to time prescribe, a Participant may make no more than one (1) withdrawal pursuant to either Article VII or
               Article VIII in any Plan Year.

                    (b) If a Participant has a hardship as defined in Section 7.01(b), and the amount available for the Participant to withdraw under Article VIII is insufficient to satisfy the hardship, then for purposes of Section 9.01(a), the Participant shall be treated as taking one withdrawal if he simultaneously requests to withdraw (1) pursuant to Article VIII, the maximum amount available for him to withdraw under that Article; and (2) pursuant to Article VII, the remaining amount required to satisfy the hardship.

          9.02.  Notice Requirements for Withdrawals.
                 -----------------------------------

          With respect to withdrawals under Article VII and Article VIII, no less than 30 days and no more than 90 days before the date as of which the withdrawal occurs (or within any other period permissible under applicable law), the Employee Benefits Committee shall furnish the Participant with a general written explanation of the form in which the withdrawal will be made, the effect on his Participant's Account of the Participant's taking such a withdrawal, and any other information the Employee Benefits Committee deems material to the Participant's request. No request for a withdrawal shall be valid unless it is made after receipt of the written explanation. The Participant may waive the requirement that the withdrawal occur at least 30 days after receipt of the written explanation. The Participant's written request for a withdrawal shall be deemed to be the Participant's consent to the distribution of the withdrawn amounts and, if applicable, a waiver of the 30 day notice requirement. Distribution of the withdrawal shall be made as soon as practicable after the expiration of the 30-day period following the Participant's receipt of the written explanation or, if applicable, as soon as practicable after the Participant waives the 30-day period.

               ARTICLE X. PAYMENTS UPON TERMINATION OF EMPLOYMENT
               --------------------------------------------------

          10.01. Terms of Payment.
                 ----------------

               (a) General. Upon termination of employment, a Participant, or, in a proper case, his designated beneficiary or legal representative, shall be entitled to payment from his Participant's Account in accordance with the following terms and conditions:

                    (1) Resignation or Dismissal. Upon resignation or dismissal, a Participant shall be entitled to payment from his Participant's Account as follows:

                         (A) Amount of Payment. A Participant who resigns or is dismissed from employment and who has completed 5 years of Service as of such date shall be entitled to the entire value of his Participant's Account. A Participant shall always be 100 percent vested in his Rollover Contributions Account. A Participant who has completed less than 5 years of Service shall be entitled to the value of his Salary Reduction Contributions and Employee Contributions to the Plan, plus the value of his salary reduction contributions and qualified matching contributions made under the Endovascular Technologies, Inc. 401(k) Savings Plan transferred to this Plan, plus the value of any amounts transferred from the CardioThoracic Systems 401(K) Savings Plan to the Plan, plus his vested interest in the value of the Employer Contributions credited to his Participant's Account. Such vested interest shall be determined by a percentage equal to 20 percent for each full year of Service.

                         (B) Time and Method of Payment. Subject to Section 10.01(b)(1) and Section 10.01(d), payment shall be made in a lump sum as soon as practicable following the Participant's resignation or dismissal. Notwithstanding Section 8.03(b), any amount in which the Participant is not vested shall be forfeited immediately. Forfeitures arising under the preceding sentence shall be used to reduce Employer Contributions as provided in Section 3.06 or 19.04, or shall be used to reduce administrative expenses as provided in
                    Section 12.02(n). If a Participant who is less than 100 percent vested is reemployed before the earlier of (i) the date on which he incurs 5 consecutive One Year Periods of Severance, or

                    (ii) 5 years after the date of his reemployment, the balance of his Participant's Account as of the date of distribution, unadjusted for any subsequent gains and losses, shall be restored to him. If the present value of any Participant's vested accrued benefit exceeds $5,000, and the Participant does not consent to the distribution, then forfeiture of the Participant's non-vested interest in the value of the Employer Contributions credited to his Participant's Account shall be postponed until the Participant incurs 5 consecutive One Year Periods of Severance.

                         (C) Valuation of the Participant's Account. The value of a Participant's Account shall be determined as of the date on which the Employee Benefits Committee (or its designee) receives the Participant's request for payment.

                         (D) Payment Not Treated as Withdrawal. Payment upon termination of employment shall not be treated as a withdrawal for purposes of Articles VII and VIII.

                    (2) Retirement and Disability. Except as otherwise provided in Section 10.01(b)(1)(B), if the value of a Participant's vested accrued benefit exceeds $5,000, then, upon Retirement or upon becoming a Disabled Employee, the Participant, or his legal representative may elect payment under options (A), (B), or (C) of Section 10.01(a)(3) below, with respect to any portion of his benefit under the Plan that has accrued under this Plan, a Prior Savings Plan, or another qualified retirement plan that has merged into this Plan. The Participant's election of one or more payment options shall be made pursuant to procedures prescribed by the Employee Benefits Committee. Upon becoming a Disabled Employee, Retirement, or death while employed by an Employer, a Participant shall be fully vested in the value of his entire Participant's Account regardless of the number of years of Service he has completed.

                    (3) Payment Options. Payment upon Retirement or Disability shall be made under one of the following options:

                         (A) Lump Sum. Payment of the entire Participant's Account with the value of the Participant's Account to be calculated as of the date on which the Employee Benefits Committee (or its designee) receives a Participant's request for payment. Payment under this option (A) may be made at any time not later than the late date of payment permitted by Section 10.01(b)(1).

                         (B)  Installment Payments of All or Part of the
                    Account.

                              (i) Substantially equal annual, semi-annual, quarterly, or monthly payments of the value of a specified proportion of Units held at the date of Retirement or Disability, the proportion to be not less than 10 percent per year of the Units held at the date of Retirement or Disability. The value of the specified proportion of the Participant's Account to be paid to the Participant shall be calculated as of the date of each payment.

                              (ii) Lump-sum payment of any part or all of the value of the Participant's Account, with any balance of the Participant's Account to be paid at later dates. For the purpose of making the initial lump-sum payment under this Section 10.01(a)(3)(B)(ii), the value of the Participant's Account shall be calculated as of the date on which the Employee Benefits Committee (or its designee) receives the Participant's request for payment. For the purpose of making any subsequent payments under this Section 10.01(a)(3)(B)(ii), the value of the Participant's Account shall be calculated as of the date of each payment.

                              (iii)  A Participant who has elected payment under
                         Section 10.01(a)(3)(B)(i) or (ii), above, may request any number of additional payments during a Plan Year in amounts specified by the Participant. In addition, a Participant who has elected payment under this Section 10.01(a)(3)(B) may elect at any time to accelerate the payment of all remaining payments into a single lump-sum payment. For purposes of making additional or accelerated payments, the value of the Participant's Account shall be calculated as of the date on which the Employee Benefits Committee receives the Participant's request for payment.

                         (C) Fixed Amount Installment Payments. Substantially equal annual, semi-annual, quarterly, or monthly payments of an amount specified by the Participant, with payments continuing until the Participant's Account is exhausted. A Participant who has elected payment under this Section 10.01(a)(3)(C) may request any number of additional payments during a Plan Year in amounts specified by the Participant. In addition, a Participant who has elected payment under this Section 10.01(a)(3)(C) may elect at any time to accelerate the payment of all remaining payments into a single lump-sum payment. For purposes of making additional or accelerated payments, the value of the Participant's Account shall be calculated as of the date on which the Employee Benefits Committee receives the Participant's request for payment.

                    (4)  Information Relevant to Payment Options.
                         ---------------------------------------

                         (A) Notice. No less than 30 days and no more than 90 days before the date benefits are to commence, the Employee Benefits Committee shall furnish to each Participant who is eligible to receive a distribution under Section 10.01(a)(1) information as applicable regarding: the Participant's right to defer receipt of the distribution, the material features and relative values of the optional forms of benefits under the Plan, and the Participant's right to make (and the effect of) an election to receive benefits in a particular form.

                         (B) Waiver of Notice. If the distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation ss. 1.411(a)-11(c) is given, provided that all of the following requirements are satisfied:

                              (i) The Employee Benefits Committee or its designee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option);

                              (ii)   the Participant, after receiving the
                          notice, affirmatively elects the distribution.

                    (5) Living Trust.  A Participant who Retires or who becomes a Disabled Employee as described in Section 10.01(a)(2), may elect that distributions to be made to the Participant shall instead be made directly to a revocable grantor trust (a "living trust"), provided that such election is revocable and is in accordance with such other rules as may be prescribed by the Employee Benefits Committee, and provided that the trustee of the living trust files a written acknowledgment with the Employee Benefits Committee that the living trust has no enforceable right in, or to, any benefit payment that has not yet been made.

               (b)  Time and Form of Payment.
                    ------------------------

                    (1)  Time of Payment.
                         ---------------

                         (A) General. Upon termination of a Participant's Service, payment shall be made, or in the case of a payment option requiring periodic payment, payment shall commence, as soon thereafter as practicable; provided, however, that if the present value of any Participant's vested accrued benefit exceeds $5,000, no immediate distribution shall be made without the consent of the

                    Participant. Except as provided below, in no event shall payment be made or payments commence later than the "required beginning date."

                              (i) For purposes of this Section, "required beginning date" means, with respect to a Participant who is not a 5 percent owner as described in Code section 416 and who did not reach 70 1/2 before January 1, 1997, April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1/2 or (b) the calendar year in which the Participant retires. With respect to a Participant who is a 5 percent owner as described in Code section 416 or any Participant who reaches age 70 1/2 before January 1, 1997, "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant reaches age 70 1/2.

                              (ii) Notwithstanding the provisions of this Section, "required beginning date" means, with respect to a Participant's accrued benefit under the Endovascular Technologies, Inc. 401(k) Savings Plan transferred to this Plan ("EVT Plan Benefits") or under the Employees' 401(k) Plan of Devices for Vascular Intervention, Inc. transferred to this Plan ("DVI Plan Benefits") with respect to a Participant who is not a 5 percent owner as described in Code section 416 and who did not reach age 70 1/2 before January 1, 2000, April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1/2 or (b) the calendar year in which the Participant retires. With respect to a Participant who reaches age 70 1/2 on or after January 1, 1997, but before January 1, 2000, the Participant's "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant reaches age 70 1/2 unless the Participant elects with his spouse's consent to defer commencement of his EVT Plan benefits or his DVI Plan Benefits, whichever is applicable, until a date no later than April 1 of the calendar year following the calendar year in which he retires. With respect to a Participant who is a 5 percent owner as described in Code section 416 or any Participant who reached age 70 1/2 before January 1, 1997, "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant reaches age 70 1/2.

                              (iii)  Further, also notwithstanding the
                         provisions of this Section, "required beginning date" means, with respect to a Participant's accrued benefit under the CardioThoracic Systems 401(K) Savings Plan transferred to this Plan ("CTS Plan Benefits"), with respect to a Participant who is not a 5 percent owner as described in Code section 416 and who did no reach age 70 1/2 before January 1, 2002, April I of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1/2 or (b) the calendar year in which the Participant retires. With respect to a Participant who is a 5 percent owner as described in Code section 416 or any Participant who reaches age 70 1/2 before January 1, 2002, "required beginning date" means April 1 of the calendar year in which the Participant reaches age 70 1/2.

                         (B) Retirement and Disability. If a Participant's Service terminates as a result of his Retirement or permanent Disability, the Participant may defer payment or the commencement of payments until any day thereafter; provided, that if the Participant wishes to defer payment or commencement of payment beyond his required beginning date as specified in Section 10.01(b)(1)(A), above, the Participant shall withdraw, pursuant to Section 10.01(b)(3), at least an amount sufficient to satisfy the required distribution rules of Code section 401(a)(9) with respect to each year for which such a distribution is required. For purposes of the preceding sentence, a Participant who does not make an affirmative election to commence distribution will be deemed to have elected to defer distribution. Notwithstanding all of the foregoing, if the present value of the Participant's vested accrued benefit does not exceed $5,000, the Participant's vested accrued benefit will be distributed in a lump sum as soon as practicable after termination of Service.

                    (2) Restriction Relating to Form of Payment. In no event shall any form of payment hereunder provide (i) for payment of benefits over a period longer than the life of the Participant, the lives of the Participant and his beneficiary, the life expectancy of the Participant, or the joint life expectancies of the Participant and his beneficiary, or (ii) for payment of benefits pursuant to any schedule under the Plan unless the schedule satisfies the incidental benefit requirement at Code section 401(a)(9)(G). For purposes of Section 10.01(b)(1)(B)(2)(i), the Participant may elect whether or not his life expectancy and/or the life expectancy of his spouse (but not of any other beneficiary) will be recalculated annually. Notwithstanding any other provisions of the Plan, distributions under the Plan should be made in accordance with Code section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit requirement of proposed Treasury Regulation ss. 1.401(a)(9)-2. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under Code section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

                    (3) Withdrawals Prior to Commencement of Distribution. If a Participant has Retired or become a Disabled Employee and has elected to defer commencement of the distribution of his Participant's Account, the Participant shall be entitled to make withdrawals from time to time from his Participant's Account before the distribution of his Participant's Account commences. For purposes of the preceding sentence, a Participant who has not affirmatively elected to commence distribution will be deemed to have elected to defer distribution. If the beneficiary of a Participant who died while actively employed, or of a Participant who died after Retiring or becoming a Disabled Employee, has elected to defer commencement of the distribution of the vested portion of the Participant's Account pursuant to Section 10.02(a), the beneficiary shall also be entitled to make periodic withdrawals from the vested portion of the Participant's Account before the distribution of the vested portion of the Participant's Account commences. Any withdrawal under this
               Section 10.01(b)(3) shall be subject to the rules prescribed in Articles VIII and IX of the Plan; provided, however, that a Participant's withdrawal under this Section 10.01(b)(3) may include Salary Reduction Contributions and earnings thereon, and provided further that neither Section 8.03(b) nor 9.01 shall apply to a withdrawal under this Section 10.01(b)(3). Any withdrawal under this Section 10.01(b)(3) on or after January 1, 2004 may be made during the 60-day period beginning on the date the Participant Retired, became a Disabled Employee or died, whichever is applicable, only if the amount remaining in the Participant's or beneficiary's Plan accounts after the withdrawal is at least $5,000.

               (c) Transfer to Affiliate. Notwithstanding the foregoing provisions of this Section 10.01, if a Participant's employment with an Employer is terminated, but he is transferred from employment with an Employer to employment with any affiliate designated by the Employee Benefits Committee, the Participant may elect, in accordance with uniform rules prescribed by the Committee, that his Participant's Account under the Plan shall be transferred by the Trustee to the trust under the savings plan maintained by the affiliate, provided that the affiliate's plan is a plan intended to meet the requirements for qualification under Code section 401(a) and that the trust is a trust intended to be exempt from tax under Code section 501(a).

               (d) Distribution of Benefits to Certain Particinants in Case of Sale or other Disposition of Assets or Stock. A Participant who,

                    (1) as a result of a sale or other disposition of assets or stock, terminates employment with an Employer or Qualified Subsidiary and immediately becomes employed by, and performs the same or substantially the same duties for, a successor employer (hereinafter, the "Successor Employer") that is not a member of the controlled group of corporations (within the meaning of Code section 414(b), (c), (m), or (o)) that includes the Employer (hereinafter, the "controlled group"), and

                    (2) is not reemployed by a member of the controlled group upon his termination of employment with the Successor Employer, shall be eligible to receive a benefit pursuant to this Section 10.01, subject to the following rules:

                         (A) If the Employee has not attained Normal Retirement Age at the time he becomes employed by the Successor Employer, he shall receive any benefit for which he is eligible pursuant to Section 10.01(a)(1) in a lump sum as soon as practicable following his termination of employment with the Successor Employer.

                         (B) If the Employee has attained Normal Retirement Age at the time he becomes employed by the Successor Employer, he shall receive a benefit pursuant to this Section 10.01; provided that, solely for purposes of determining the time of payment, his termination of employment with an Employer or Qualified Subsidiary shall not be deemed to occur until the date of his termination of employment with the Successor Employer.

          10.02. Beneficiary and Payment Upon Death.
                 ----------------------------------

               (a) Beneficiary. Upon the death of a Participant while actively employed or upon his death after his Retirement, his becoming a Disabled Employee, his resignation, or his discharge, but prior to the receipt of any benefits under the Plan, the vested portion of the Participant's Account, determined as of the date of his death, shall be distributed to his beneficiary. Notwithstanding the preceding sentence, if the beneficiary of a deceased Participant is the Participant's spouse, as specified below, such spousal beneficiary, upon filing a written election with the Employee Benefits Committee, may have payment made or payments commence at any date not later than December 31 of the calendar year in which the Participant would have attained age 70 1/2 (or December 31 of the calendar year following the calendar year in which the Participant died, if that is later). All other beneficiaries, upon filing a written election with the Employee Benefits Committee, (1) may have payment made on a date not later than December 31 of the calendar year containing the fifth anniversary of the date of the Participant's death or (2) if the beneficiary is a designated beneficiary as that term is described in Code section 401(a)(9)(E), may have payment made or payments commence at any date not later than December 31 of the calendar year following the calendar year in which the Participant died. The value of the Participant's Account shall be determined in such cases as of the date payment is made or payments commence. The sole beneficiary of a Participant who is married on the date of his death shall be the spouse to whom he is then married unless the Participant and his spouse have given their written notarized consent, in accordance with rules prescribed by the Employee Benefits Committee, to the designation of another beneficiary or beneficiaries. The beneficiary or beneficiaries of any other Participant shall be the person or persons designated by the Participant in a written notice filed with the Employee Benefits Committee, in accordance with rules prescribed by the Committee, designating a beneficiary or beneficiaries. A beneficiary may designate his own beneficiary by filing with the Employee Benefits Committee a written notice designating, in accordance with rules prescribed by the Committee, a beneficiary. If a beneficiary who survives the Participant dies before having received all benefits due under the Plan, and the beneficiary has not designated his own beneficiary, then any remaining benefits shall be paid to the estate of the deceased beneficiary. A Participant, but not a beneficiary, may designate a trust as his beneficiary by filing with the Employee Benefits Committee a written notice designating, in accordance with rules prescribed by the Committee, such trust beneficiary; provided, however, that a married Participant may designate a trust as his beneficiary only if the Participant and his spouse have given their written, notarized consent to the designation as specified above.

               (b) Change of Beneficiary; Receipt. A Participant may from time to time change or cancel any beneficiary designation; provided, however, that any change or cancellation that diminishes the rights of the person who is the Participant's spouse as of the date that the change or cancellation is purported to be effective shall not be effective without the written consent of the Participant's spouse. No designation or change or cancellation of a designation of beneficiaries shall be effective unless received by the Employee Benefits Committee, in a form satisfactory to it, and in no event shall it be effective before the day of such receipt.

               (c) Effect of Designation. The designation of a beneficiary under the Plan, including the deemed designation of a Participant's spouse as his sole beneficiary pursuant to Section 10.02(a), shall be controlling over any testamentary or other disposition. In case of doubt as to the right of any person claiming to be a beneficiary, distribution shall be made to the Participant's surviving spouse; provided, however, that if it is established to the satisfaction of the Employee Benefits Committee that there is no surviving spouse, payment shall be made to the Participant's estate. Any distribution pursuant to the preceding sentence shall discharge the Employee Benefits Committee, the Trustees, the Company, and the Employers from any further liability with respect to distribution of the Participant's Account.

               (d) Form of Payment. If the Participant dies before distribution of his benefits begins, distribution to a beneficiary pursuant to
          Section 10.02(a) shall be made in the form elected by the beneficiary from among the options described in Section 10.01(a)(3). Effective December 1, 2003, notwithstanding the preceding sentence, if the value of a Participants vested Account on the Participant's death does not exceed $5,000, distribution to the beneficiary pursuant to Section 10.02(a) shall be made in a single lump sum payment as soon as administratively practicable after the death of the Participant. If the Participant dies after distribution of his benefits has begun, distribution to a beneficiary pursuant to Section 10.02(a) hereof shall be made in the form in which the Participant is receiving distribution at the time of his death or, at the election of the beneficiary, in a lump sum.

          10.03. Inability To Locate Payee.
                 -------------------------

          If reasonable efforts have been made during a 12 month period to locate a Participant or beneficiary to whom a distribution is due, and if the Participant or beneficiary cannot be located in spite of these efforts, the Employee Benefits Committee, after the expiration of the 12 month period, may direct that the balance remaining in the Participant's Account be forfeited and allocated to all of the other Participants' Accounts in the manner described in
Section 3.06(c). If the Participant or beneficiary whose Participant's Account is forfeited in accordance with the preceding sentence subsequently makes a valid claim for the Participant's Account, the Participant's Employer shall restore the Participant's Account. The amount restored shall be the value of the Participant's Account as of the date of forfeiture, exclusive of any earnings after that date.

          10.04. Qualified Domestic Relations Orders.
                 -----------------------------------

          Notwithstanding any other provisions of the Plan, in the event that a qualified domestic relations order, as defined in Code section 414(p), is received by the Employee Benefits Committee, benefits shall be payable in accordance with that order and with Code section 414(p). Payment may be made at any time specified in the order, irrespective of whether the Participant has reached the "earliest retirement age" as defined in Code section 414(p).

             ARTICLE XI. METHODS OF PAYING WITHDRAWALS AND PAYMENTS
             ------------------------------------------------------

          11.01. Payment from Company Stock Fund.
                 -------------------------------

          Upon written request made at any time prior to payment, a Participant or former Participant, or, in a proper case, a designated beneficiary or legal representative, may receive payment in cash, or in Shares, or in a combination of any of these, provided that he shall not be entitled to receive in Shares any amount greater in value than the value represented by the Units that are being withdrawn by the Participant from the Company Stock Fund. The value of the Participant's Units in the Company Stock Fund shall be calculated as of the date on which the Employee Benefits Committee receives the Participant's request for payment from the Fund. The Employee Benefits Committee shall direct the Trustee to fulfill any such request, but the Committee may not direct the issuance of partial Shares upon any request.

          This Section 11.01 shall apply to withdrawals under Article VIII and
Section 19.14 and to distributions under Article X and Section 19.13.

          11.02. Optional Direct Rollover.
                 ------------------------

          A Participant, a beneficiary who is a surviving spouse of a Participant, or an alternate payee who is a spouse or a former spouse of a Participant, may elect to have any portion of a payment or withdrawal that is an "Eligible Rollover Distribution" as defined in Code section 402(c)(4) paid to an "Eligible Retirement Plan" as defined in Code section 402(c)(8)(B) in a direct rollover; provided that with respect to a beneficiary who is a surviving spouse, an "Eligible Retirement Plan" shall be as defined in regulations issued by the Internal Revenue Service under Code section 402. An election under this Section shall be made in the form and at the time prescribed by the Employee Benefits Committee, shall specify the eligible retirement plan to which the withdrawal amount is to be paid, and shall be subject to such rules as the Employee Benefits Committee may establish.

          This Section 11.02 shall apply to withdrawals under Article VII,
Article VIII, and Section 19.14 of the Plan, and to distributions under Article X and Section 19.13 of the Plan.

                          ARTICLE XII. ADMINISTRATION
                          ---------------------------

          12.01. Administrative Committee.
                 ------------------------

          The Plan shall be administered by an Employee Benefits Committee that shall consist of not less than 5 nor more than 15 members appointed by the Board of Directors or its designee. The Employee Benefits Committee shall be the "Plan Administrator" for purposes of ERISA.

          12.02. Appointment, Resignation, and Organization of Committees.
                 --------------------------------------------------------

               (a) Employee Benefits and Fund Advisory Committees. The provisions of this Section 12.02 apply to the Employee Benefits Committee established pursuant to Section 12.01 and the Fund Advisory Committee established pursuant to Section 13.01.

               (b) Appointed by Board of Directors. The exact number of members of each of the committees, the members thereof, and their respective terms of office shall be designated from time to time by the Board of Directors or its designee.

               (c) Acceptance and Resignation. Upon becoming a member of one of the respective committees, the member shall file an acceptance of his appointment in writing with the Board of Directors or its designee and with the Secretary of the committee. Any member of either of such committees may resign by submitting a written resignation to the Board of Directors or its designee and the Secretary of the applicable committee, effective upon the date specified in the instrument of resignation.

               (d) Officers. The Board of Directors or its designee shall appoint for each committee one of its members as Chairman and one of its members as Secretary and may also appoint such other officers as it deems necessary.

               (e) Notice to Trustee. The Secretary or an Assistant Secretary of the Company shall, from time to time, notify the Trustee of the appointment of members of the respective committees and of any other person or persons authorized and designated to act on behalf of the respective committees, together with specimens of the signature of each of such persons, and for all purposes hereunder the Trustee shall be conclusively entitled to rely upon the identity and authority of the Secretary or Assistant Secretary and the members constituting the respective committees and of such other person or persons as disclosed by such certificate.

               (f) No Compensation. No member of either committee shall receive any compensation for his services as a member.

               (g) Manner of Acting. A majority of the members of each committee shall constitute a quorum for the transaction of business, and all resolutions or other actions of the committee at any meeting shall be by vote of a majority of those present at the meeting, provided, however, that any action required or permitted to be taken at any meeting of the committee may be taken without a meeting, if prior to the action a written consent thereto is signed by a majority of the members of the committee and the written consent is filed with the minutes of the committee.

               (h) Meetings. Each committee shall hold meetings at such time, places, and upon such notice as its members may from time to time determine. Each committee shall maintain accurate records of actions taken at its meetings.

               (i) Delegations of Authority by Committee. Either committee may, in its discretion, delegate authority to any other person or persons to act on behalf of the committee, including, without limitation, the right to make any determination or to sign checks, warrants, and other instruments incidental to the operation of the Plan or to the making of any payment specified therein.

               (j) Employment of Counsel. Each committee is authorized to employ counsel and such actuarial or clerical services as it may require in carrying out the provisions of the Plan.

               (k) Allocation of Responsibilities Between Committees. The committees, by mutual agreement, in writing, may allocate to either of the committees any duty or responsibility that is not expressly assigned to either of the committees by the provisions of the Plan. Any allocation so made shall be fully effective to assign the duty or responsibility to the designated committee as though the allocation had been made expressly by provisions of the Plan.

               (l) Records and Reports. Each committee shall maintain adequate records for accounting valuation purposes and shall deliver to the Company or to all Employers making contributions under the Plan an annual report showing the status of the Fund established pursuant to the Plan.

               (m) Standard of Conduct. The members of each committee shall discharge their duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

               (n) Costs and Expenses. The costs and expenses of administering the Plan, including, but not limited to, legal fees, accountant's fees, reasonable compensation for any Investment Manager and the Trustee, and the expenses of the Fund Advisory Committee and the Employee Benefits Committee in the performance of their duties relating to the operation of the Plan, shall be paid for by the Plan, except to the extent their are paid by the Company. The Fund Advisory Committee may establish guidelines for the allocation of any such administrative costs and expenses to the Fund. Forfeitures that are not allocated to Participants' Accounts or used to repay an Exempt Loan in accordance with other provisions of the Plan shall be used to pay administrative expenses for which the Plan is liable.

          12.03. Powers and Duties of the Employee Benefits Committee.
                 ----------------------------------------------------

               (a) Rules and Rights. Subject to the provisions of the Plan and to such restrictions as the Board of Directors or its designee may adopt, the Employee Benefits Committee may establish rules for the transaction of its business and the administration of the Plan. Subject to such provisions and restrictions, the Employee Benefits Committee shall have the authority to determine, in its complete discretion, all questions relating to the interpretation of the terms and provisions of the Plan and all other questions arising under the Plan or in connection with the administration of the Plan, including without limitation the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision. All rules, interpretations, determinations, and decisions of the Committee or of the Board of Directors or its designee in respect to any matter or question under the Plan shall be final, conclusive, and binding upon all persons having or claiming to have any interest in or under the Plan including, but not by way of limitation, all Employees, retired Employees, deferred benefit employees, contingent beneficiaries, spouses, dependent children, alternate payees, and any other person. The Committee shall determine Base Earnings, Base Earnings Plus Commissions, years of Service, and years of participation and make any finding of fact necessary for the determination of any right or any benefit payable under the Plan.

               (b) Checking Account. To facilitate payments to Participants who are making withdrawals, the Employee Benefits Committee may establish and maintain one or more checking accounts in the name of the Plan.

               (c) Claims Procedures. Each Participant or his beneficiary must claim any benefit to which he believes he is entitled under this Plan in accordance with procedures established by the Employee Benefits Committee.

               The Employee Benefits Committee will decide a claim within 90 days of the date on which the claim is filed, unless special circumstances require a longer period for adjudication and the claimant is notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after the expiration of the initial 90-day period. If the Employee Benefits Committee fails to notify the claimant of its decision to grant or deny a claim within the time specified by this paragraph, the claim will be deemed to have been denied and the review procedure described below will become available to the claimant.

          If a claim is denied, the claimant must receive a written notice stating:

                    (1)  The specific reason for the denial

                    (2) A specific reference to the Plan provision on which the denial is based;

                    (3) A description of additional information necessary for the claimant to perfect his claim, and an explanation of why such material is necessary; and

                    (4) An explanation of the Plan's claim review procedures. The claimant will have 60 days to request in writing a review of the denial of his claim by the Employee Benefits Committee, which shall provide a full and fair review. The claimant may review pertinent documents, and he may submit issues and comments in writing. The decision by the Employee Benefit Committee with respect to the review will be given within 60 days after receipt of the request, unless special circumstances require an extension. In no event will the decision be delayed beyond 120 days after receipt of the request for review. The decision will be written in a manner calculated to be understood by the claimant, and it will include specific reasons on which the decision is based and refer to the specific Plan provisions on which the denial is based.

               The Employee Benefits Committee shall promulgate such additional rules and procedures for processing claims as it deems advisable or as may be required by regulations issued pursuant to ERISA.

             ARTICLE XIII. TITLE TO ASSETS AND MANAGEMENT OF FUNDS
             -----------------------------------------------------

          13.01. Fund Advisory Committee.
                 -----------------------

          A Fund Advisory Committee consisting of not less than 3 nor more than 12 members shall be appointed by the Board of Directors or its designee. In addition to the other responsibilities assigned to it in the Plan, the Fund Advisory Committee shall advise the respective Trustee of the investment objectives of the Trust and of any changes or modifications therein. The foregoing shall not relieve the Trustee from the sole responsibility for the Investment of the Trust Fund under its control. The Fund Advisory Committee shall be responsible for providing investment-related information to Participants and beneficiaries. The Fund Advisory Committee shall be subject to the procedures and rules set forth in Section 12.02.

          13.02. Trustee.
                 -------

               (a) Appointment of Trustees. The Fund Advisory Committee shall appoint one or more individuals, banks, or trust companies as Trustees to hold, pursuant to one or more Trusts, all contributions made pursuant to the Plan and all other assets of the Plan. Each Trustee shall serve at the pleasure of the Fund Advisory Committee and shall have such rights, powers, and duties as are contained in the Trust Agreement by which it or he is appointed, and as the same may be amended.

               Execution of the Trust Agreement by the Trustee shall be evidence of the Trustee's acceptance of its fiduciary capacity with respect to the Fund created by the applicable Trust Agreement to the allocation of fiduciary responsibilities, obligations, and duties contained in the Plan and the applicable Trust Agreement.

               (b) Management of Assets. All assets of the Plan shall be held in trust by the Trustee for use in providing the benefits of the Plan. Each Trustee shall have the sole responsibility, subject to Section 13.02(d), for the investment of the funds held pursuant to the applicable Trust. In the event that a contribution by an Employer is made under circumstances described in Section 3.08, the Employer shall be entitled to have the contribution returned on the conditions stated in the Section. In addition, the proceeds of an Exempt Loan (or Financed Shares purchased with such proceeds), and earnings thereon, may be used to repay an Exempt Loan under the circumstances described in Article X1X. Except as provided in the preceding two sentences, no part of the corpus or income of any Trust shall be used for or diverted to purposes other than the exclusive benefit of Participants, retired Participants, and spouses and other beneficiaries of the Participants under the Plan.

               (c) Investment Standards. All contributions made under this Plan shall be delivered to the Trustee and shall be held, invested, and reinvested as hereinafter set forth and in accordance with the provisions of the Trust Agreement. Investments shall consist only of those in which a prudent man familiar with the objectives of the Plan and using care, skill, prudence, and diligence would invest in the conduct of an enterprise of a like character and with like aims, diversifying the investments so as to minimize the risk of market losses; provided, however, that investment in the Company Stock Fund as provided by the Plan may be made without any limitation on the percentage of the total fair market value of the trust fund or any Participant's Account that is so invested.

               (d) Investment Responsibility. Each Trustee shall have sole responsibility for investment of the applicable Trust unless the Fund Advisory Committee appoints an Investment Manager and allocates control and management of all or any portion of the assets held in the Trust to the Investment Manager. The Investment Manager shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company that is qualified to manage the assets of employee benefit plans under the laws of more than one state. An Investment Manager shall acknowledge in writing its appointment as a fiduciary of the Plan and shall serve until a proper resignation is receivell by the Fund Advisory Committee, or until it is removed or replaced by the Fund Advisory Committee.

               (e) Responsibility of Investment Manager. An Investment Manager shall have sole investment responsibility for that portion of the assets of the Plan that it has been appointed to manage, and no other Plan Fiduciary or any Trustee shall have any responsibility for the investment of any of the assets, the management of which has been delegated to an Investment Manager, or liability for any loss to, or diminution in value of, the assets of the Plan resulting from any action directed, taken, or omitted by an Investment Manager. The Board of Directors, the committees, and the Trustee shall be under no duty to question the direction or lack of direction of any Investment Manager, but shall act, and shall be fully protected in acting, in accordance with each such direction. The investment responsibility of an Investment Manager shall not include responsibility for lending securities held in one or more of the Funds.

               (f) Securities Lending. The right to lend securities, if any, in each of the Funds is expressly reserved to the Trustee that is the custodian of the Fund or portion thereof. The Trustee may, with the consent of the Fund Advisory Committee, lend securities held in one or more of the Funds.

                     ARTICLE XIV. MISCELLANEOUS PROVISIONS
                     -------------------------------------

          14.01. Nonalienation.
                 -------------

          No Employee, retired Employee, or other person shall have any right or power, by draft, assignment, or otherwise, to mortgage, pledge, or otherwise encumber in advance any interest in or portion of the assets held pursuant to any Trust or to give any order in advance upon any Trustee therefore and every attempted draft, assignment, or other disposition thereof shall be absolutely void except to the extent permitted under Code section 401(a)(13) and the regulations thereunder.

          14.02. Spendthrift Provision.
                 ---------------------

          Except as otherwise provided in this Section, the funds held pursuant to any Trust shall not be liable in any way, whether by process of law or otherwise, for the debts or other obligations of any Employee, retired Employee, or other person. Unless expressly permitted by this Section benefits payable under this Plan shall not be subject, in any manner, to anticipation, alienation, sale, transfer, or assignment by the Employee, and any attempt to do so shall be void. Notwithstanding the foregoing, the Plan Fiduciaries are expressly authorized to comply with a qualified domestic relations order pursuant to Section 10.04; to permit the use of Participant's Account as security for a loan pursuant to Section 14.13; and to off-set a Participant's Accounts against an amount that the Participant is ordered or required to pay to the Plan pursuant to Code section 401(a)(13)(C).

          14.03. Nonguarantee.
                 ------------

          Plan Fiduciaries; Employers; and employees, officers, and directors of the Employers and the Plan Fiduciaries, shall not be held or deemed in any manner to guarantee the Plan against loss or depreciation.

          14.04. Indemnification of Certain Fiduciaries.
                 --------------------------------------

               (a) Persons Entitled to Indemnification. Any person who is a member of the Employee Benefits Committee, the Fund Advisory Committee, the Board of Directors, and any employee of the Company or of any subsidiary or affiliated company who acts in a fiduciary capacity or any other capacity pursuant to the terms of the Plan, shall be indemnified by the Company against any and all liability and reasonable expense that may be incurred by either of them in connection with, or resulting from, any claim, action, suit, or proceeding (whether actual or threatened; civil, criminal, administrative, or investigative; or in connection with any appeal relating thereto) in which any of such persons may become involved as a party or otherwise by reason of acting in a fiduciary capacity or by reason of any action taken or not taken in such capacity whether or not such person continued to be a fiduciary at the time such liability or expense is incurred; provided such person acted in good faith, in what he reasonably believed to have been in the best interest of the Plan or the Employers, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

               (b) Definition. As used in this Section 14.04, the terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, such persons.

               (c) Effect of Termination of Proceeding. The termination of any claim, action, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval), or conviction, or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that the person did not meet the standards of conduct set forth in Section 14.04(a).

               (d)  Persons Successful on the Merits. Any person described in
          Section 14.04(a), who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the character described therein shall be entitled to indemnification as of right.

               (e)  Persons Not Successful on the Merits. Except as provided in
          Section 14.04(d), any indemnification hereunder shall be made at the discretion of the Company, but only if (i) the Board of Directors, acting by a quorum consisting of directors who are not parties to, or who have been wholly successful with respect to, such claim, action, suit, or proceeding, shall find that the director, officer, or employee has met the standards of conduct set forth in Section 14.04(a) or (ii) independent legal counsel (who may be regular counsel of the Company) shall deliver to it their written opinion that the person has met those standards.

               (f)  Indemnification on Less Than All Claims or Issues.
          If several claims, issues, or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled as to others.

               (g) Advance of Costs. The Company may advance expenses to, or where appropriate may, at its expense, undertake the defense of, any such person upon receipt of an undertaking by or on behalf of the person to repay the expenses if it should ultimately be determined that he is not entitled to indemnification under this Section 14.04.

               (h) Application of Indemnification Provisions. The provisions of this Section 14.04 shall be applicable to claims, actions, suits, or proceedings made or commenced after December 31, 1975, whether arising from acts or omissions to act occurring before or after such date.

               (i) Indemnification Not Exclusive. The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors, and administrators of any such person.

          14.05. Payments from the end.
                 ---------------------

          All payments of benefits as provided in this Plan shall be made solely out of, and to the extent of, the assets held in Trust, and no Employer shall be liable, directly or indirectly, for the payment of any benefits provided in this Plan, nor shall any Employer be liable for any deficiency existing at any time in any Trust.

          14.06. Employment Rights.
                 -----------------

          The establishment or continuance of the Plan shall not be construed as conferring any legal rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the right of an Employer to discharge any Employee or deal with him without regard to the existence of the Plan.

          14.07. Voting Rights.
                 -------------

               (a) The Company Stock Fund. Before each annual or special meeting of the stockholders of the Company, the Employee Benefits Committee shall cause to be sent to each Participant, and to the beneficiary of each deceased Participant, a form requesting confidential instructions to the Trustee of the Company Stock Fund on how to vote the number of Shares represented by the Units in the Company Stock Fund credited to each such Participant or beneficiary. Upon receipt of such instructions the Trustee shall vote the Shares as instructed. Instructions received from individual Participants and beneficiaries by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company. The Fund Advisory Committee shall review the sufficiency of procedures established to safeguard the confidentiality of Participants and beneficiaries and shall monitor compliance with those procedures. For the purpose of voting Shares allocated to their Participants' Accounts, Participants and beneficiaries shall be "named fiduciaries" within the meaning of ERISA section 403(a)(1).

               (b) Unvoted and Unallocated Shares. The Trustee shall have the right to vote, in person or by proxy, at its discretion, any Shares for which voting instructions shall not have been received. This
          Section 14.07(b) shall apply to Shares held unallocated in a Suspense Account under the ESOP as well as to Shares that are allocated to Participants' Accounts.

               (c) Other Funds. Voting rights, if any, with respect to securities in each of the funds other than the Company Stock Fund are delegated to the Trustee or the Investment Manager that has the investment responsibility with respect to each such Fund or portion thereof, unless the Fund Advisory Committee has expressly reserved such voting rights to the Trustee that is the custodian of the Fund or portion thereof for which the Investment Manager has the investment responsibility.

          14.08. Tender Offers.
                 -------------

               (a) General Rule. In the event of a tender offer by any party other than the Company for Shares, or in the event of any similar attempt to effect a change in control of the Company (as hereinafter defined) by sale or exchange of Shares, the Trustee of the Company Stock Fund shall cause to be sent to each Participant, and to the beneficiary of each deceased Participant, a form requesting confidential instructions to it as to whether the Shares represented by the Units in the Company Stock Fund credited to each such Participant or beneficiary should be tendered pursuant to the offer or sold or exchanged pursuant to any similar attempt to effect a change in control. A Participant shall have the right to instruct the Trustee with respect to all Units credited to him, whether or not he is 100 percent vested. At or prior to the time the Trustee causes a request for instructions to be sent to each Participant and the beneficiary of each deceased Participant, it shall distribute or cause to be distributed to each such Participant and beneficiary copies of any materials required to be distributed by the Securities and Exchange Commission or by any other appropriate regulatory body in connection with the tender offer or similar attempt to effect a change in control. Upon receipt of instructions from a Participant or beneficiary, the Trustee shall tender or retain the Shares as instructed. Instructions received from individual Participants and beneficiaries by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company. The Board of Directors shall appoint an independent fiduciary to review the sufficiency of procedures established to safeguard the confidentiality of Participants and beneficiaries and to monitor compliance with those procedures. For the purpose of tendering Shares allocated to their Participants' Accounts, Participants and beneficiaries shall be "named fiduciaries" within the meaning of ERISA section 403.

               (b) Undirected and Unallocated Shares. The Trustee shall tender or take other action pursuant to Section 14.08(a) only pursuant to a Participant's or beneficiary's written instructions and shall not be entitled to assume that failure to receive written instructions from a Participant or beneficiary indicates a particular instruction from the Participant or beneficiary. Accordingly, in the case of any Shares with respect to which the Trustee has not received instructions, after its due diligence to do so, the Trustee shall act in such manner as it, in its sole discretion, determines. This Section 14.08(b) shall apply to Shares held unallocated in a Suspense Account under the ESOP as well as to Shares that are allocated to Participants' Accounts.

               (c) Change in Control. For purposes of this Section 14.08, a change in control of the Company shall mean the accumulation by any individual, firm, corporation, or other entity (other than the Company or any subsidiary thereof or by any employee benefit plan maintained by the Company or such a subsidiary), singly or in combination with any associates or affiliates, of the beneficial ownership of more than 20 percent of the outstanding shares of capital stock of the Company authorized to be issued from time to time under the Company's certificate of incorporation.

               (d) Tender Offer Proceeds Fund. Any proceeds from the sale of Shares pursuant to Section 14.08(a) shall be held in a Tender Offer Proceeds Fund. Pending instructions from the Fund Advisory Committee, that Fund shall be invested in such manner as the Trustee of the Company Stock Fund, in its sole discretion, determines.

          14.09. Governing Law.
                 -------------

          The Plan shall be administered and construed under ERISA and the internal laws of the State of Indiana (to the extent not preempted by federal law) and ERISA.

          14.10. Merger or Consolidation.
                 -----------------------

          In case of any merger or consolidation of this Plan or the assets of the Plan with, or transfer of the assets or liabilities of the Plan to, any other Plan, the terms of the merger, consolidation, or transfer shall be such that each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

          14.11. Transfer from Affiliate.
                 -----------------------

          In the case of a Participant who was transferred to employment with an Employer from employment with

               (a)  Any affiliate designated by the Employee Benefits Committee;

               (b) Eli Lilly and Company, Advanced Cardiovascular Systems, Inc., Cardiac Pacemakers, Inc., Origin Medsystems, Inc., or Devices for Vascular Intervention, Inc. (the "Prior Employers"); or

               (c) Any other company designated by the Employee Benefits Committee, the Trust shall accept a transfer of such Participant's account under the savings plan maintained by such affiliate, Prior Employer, or by such other company (as the case may be); provided that such savings plan is a plan intended to meet the requirements for qualification under Code section 401(a) and that the trust maintained pursuant thereto is a trust intended to be exempt from tax under Code section 501(a). In the case of a Participant whose account under a Prior Savings Plan is transferred to the Trust, the following rules shall apply:

                    (1) Any optional form of benefit (within the meaning of Code section 411(d)(6)) that is available under a Prior Savings Plan with respect to the transferred amount immediately before the transfer shall be available under the Plan with respect to such amount following the transfer.

                    (2) To the extent required by applicable law, the amount transferred, and the earnings accrued thereon following the transfer, shall be separately accounted for under the Plan and allocated to the Participant's Account pursuant to Section 6.01.

                    (3) To the extent required by Code sections 401(a)(11) and 417, any requirements imposed by Code sections 401(a)(11) and 417 with respect to the transferred amount immediately before the transfer shall continue to apply to such amount (and the earnings thereon) following the transfer.

          14.12. Reorganization.
                 --------------

          The voting provisions of Sections 14.07 and 14.08 shall have no application with respect to any offer to exchange stock of Guidant Corporation for shares of Eli Lilly and Company held hereunder. Pursuant to Section 19.11(a), the Trustee shall accept any such offer and shall have no discretion to hold any shares of Eli Lilly and Company after the exchange is completed.

          14.13. Loans to Participants.
                 ---------------------

          A Participant may obtain a loan from the Plan as provided in this Section.

          (a) To obtain a loan, a Participant must apply to the Employee Benefits Committee or its designee for the loan. The Employee Benefits Committee or its designee will have the sole responsibility for determining whether or not to grant a Plan loan. The Employee Benefits Committee will establish written guidelines with respect to application procedures, minimum amounts of loans, frequency of loans, and other conditions, limitations, and procedures.

          (b) The amount of a loan to a Participant may not be less than $1,000 and may not exceed the least of the following:

               (1)  $50,000, reduced by the excess, if any, of

                    (A) the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the date on which the loan is made, over

                    (B) the outstanding balance of loans from the Plan to the Participant on the date on which the loan is made; or

               (2) one-half of the value of that portion of the Participant's vested Accounts not invested in the Company Stock Fund.

          For purposes of the limitations imposed by this Section, loans from any other plan of the Employer or a Related Employer will be treated as a loan from the Plan.

          (c) Each loan will provide for a definite term and repayment schedule. The maximum period of repayment will not exceed 5 years.

          (d) The outstanding balance of a loan must be repaid by level payments through payroll deduction, by a single payment of the entire balance, or according to other procedures established by the Employee Benefits Committee in written guidelines. Except as otherwise permitted by the Secretary of the Treasury, the written guidelines will require that a loan must be repaid no less frequently than in substantially equal quarterly payments over the term of the loan. Notwithstanding the preceding provisions of this Section and in accordance with Code section 414(u), an individual's loan repayments may be suspended for any period during which the individual is performing service in the uniformed services.

          (e) A Plan loan will be in default upon the failure by the Participant to repay the loan in accordance with the provisions of Sections 14.13(c) and (d). If default occurs, the Employee Benefits Committee will foreclose on, sell, or otherwise dispose of the security for the loan at the time and in the manner determined by the Employee Benefits Committee.

          (f) A loan will be evidenced by a promissory note and will bear interest at a reasonable rate determined by the Employee Benefits Committee. The rate will be commensurate with the prevailing interest rate charged on similar commercial loans under similar circumstances.

          (g) A loan will be secured by a security interest in up to 50 percent of the value of the Participant's vested Participant's Account.

          (h) The Employee Benefits Committee will make its determinations under this Section such that (1) loans are available to all Participants on a reasonably equivalent basis; and (2) the loan program does not discriminate in favor of Participants who are highly compensated Employees (as defined in Section 3.03).

          (i) For purposes of crediting earnings to Participant's Accounts, a loan will be deemed a distribution from a Participant's Account and from particular Funds within a Participant's Account, as established by the Employee Benefits Committee in its written guidelines. That Participant's Account will share in applicable Fund earnings at a proportionately reduced rate and will be credited with accrued interest and principal repayments on the loan.

          (j) If a Participant is married, his vested Account exceeds $5,000, and any portion of his vested Account includes amounts that must be paid in the form of a joint and survivor annuity absent his spouse's consent, the Participant's spouse must consent to the use of the Participant's vested Account as security for the loan. The consent must be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is so secured, be in writing, be irrevocable, acknowledge the effect of the loan, and be witnessed by a Plan representative or notary public.

          14.14. Transfer From Sulzer Medica USA Retirement Plan. As soon as practicable after May 1, 1999, the Trust shall accept a transfer from the trust for the Sulzer Medica USA Retirement Plan ("Sulzer Plan") of amounts representing the account balances in the Sulzer Plan of those individuals who, as of the date of the transfer, are Employees. In the case of an Employee whose account balance under the Sulzer Plan is transferred to the Trust pursuant to the preceding sentence, the following rules shall apply:

               (a) Any optional form of benefit (within the meaning of Code section 411(d)(6)) that is available under the Sulzer Plan with respect to the transferred amount immediately before the transfer shall be available under the plan with respect to that amount following the transfer.

               (b) To the extent required by applicable law, the amount transferred with respect to a Participant, and the earning accrued thereon following the transfer, shall be separately accounted for under the Plan and allocated to the Participant's Account under this Plan.

               (c) To the extent required by Code sections 401(a)(11) and 417, any requirements imposed by those Code sections with respect to the transferred amounts shall continue to apply to those amounts (and the earnings thereon) following the transfer.

          14.15. Transfer From EVT Plan. As of June 1, 2000, the Trust shall accept a transfer from the trust for the Endovascular Technologies, Inc. 401(k) Savings Plan ("EVT Plan") of amounts representing the account balances in the EVT Plan of those individuals who, as of the date of the transfer, are Employees. In the case of an Employee whose account balance under the EVT Plan is transferred to the Trust pursuant to the preceding sentence, the following rules apply:

               (a) Any optional form of benefit (within the meaning of Code section 411(d)(6)) that is available under the EVT Plan with respect to the transferred amount immediately before the transfer shall be available under the Plan with respect to that amount following the transfer.

               (b) To the extent required by applicable law, the amount transferred with respect to a Participant, and the earnings accrued thereon following the transfer, shall be separately accounted for under the Plan and allocated to the Participant's Account under this Plan.

               (c) To the extent required by Code sections 401(a)(11) and 417, any requirements imposed by those Code sections with respect to the transferred amounts shall continue to apply to those amounts (and the earnings thereon) following the transfer.

          14.16. Transfer From InControl Plan. As of August 1, 2002, the Trust shall accept a transfer from the trust for the InControl, Inc. 401(k) Plan (the "InControl Plan") of amounts representing all of the assets of the InControl Plan. Amounts credited to the accounts of an individual under the InControl Plan shall be credited to a corresponding Participant's Account for that individual under the Plan. To the extent required by applicable law, an amount transferred with respect to an individual, and the earnings accrued thereon following the transfer will be separately accounted for under the Plan.

          14.17. Transfer From CTS Plan. As soon as practicable after September 30, 2002, the Trust shall accept a transfer from the trust for CardioThoracic Systems 401(K) Savings Plan ("CTS Plan") of amounts representing all of the assets of the CTS Plan. Amounts credited to the accounts of an individual under the DVI Plan shall be credited to a corresponding Participant Account for that individual under the Plan. To the extent required by applicable law, an amount transferred with respect to an individual, and the earnings accrued thereon following the transfer, will be separately accounted for under the Plan. Amounts transferred from the CTS Plan to this Plan as described in this Section are fully vested at all times.

          14.18. Transfer From DVI Plan. As soon as practicable after March 31, 2003, the Trust shall accept a transfer from the trust for the Employees 401(k) Plan of Devices for Vascular Intervention, Inc. (the "DVI Plan") of amounts representing all of the assets of the DVI Plan. Amounts credited to the accounts of an individual under the DVI Plan shall be credited to a corresponding Participant's Account for that individual under the Plan. To the extent required by applicable law, an amount transferred, with respect to an individual, and the earnings accrued thereon following the transfer, will be separately accounted for under the Plan.

                      ARTICLE XV. AMENDMENT OR TERMINATION
                      ------------------------------------

          15.01. Internal Revenue Approval, ERISA Compliance.
                 -------------------------------------------

          The Plan is designed to qualify under Code section 401(a) and other applicable provisions of the Code and to comply with ERISA. The Company through action of its Board of Directors may make any modifications or amendments to the Plan that are necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of Section 401(a) or any other applicable provisions of the Code, ERISA, or other laws, regulations, or rulings.

          15.02. Modification and Termination.
                 ----------------------------

               (a) By Board of Directors. It is the Company's expectation that the Plan will continue indefinitely, but the Company, by resolution of the Board of Directors, reserves the right to amend or modify the Plan in any respect or to terminate it in whole or in part. Any such termination or modification shall be effective at such date as the Company, by resolution of the Board of Directors, may determine. A modification that affects the rights or duties of any Trustee may be made only with the consent of that Trustee. Upon such an amendment, the affected Trustee shall be furnished with a certified copy thereof. The Plan may be amended retroactively, in the discretion of the Board of Directors. Notwithstanding the above, the accrued benefit of a Participant shall not be decreased by an amendment to the Plan, other than an amendment described in Code section 412(c)(8) or in ERISA section 4281.

               (b) Delegation of Amending Authority. The Board of Directors delegates to the Employee Benefits Committee the power to amend the Plan, pursuant to a written instrument filed with the important papers of the Company, for the limited purposes specified in Sections 1.01(a)(26)(A), 1.01(a)(26)(B)(iv), and 3.01. When acting in accordance with the delegation of authority provided in this Section 15.02(b), the Employee Benefits Committee shall be acting in a settlor capacity, and not as a fiduciary of the Plan.

               (c) Effect of Termination or Modification on Employers. Any action taken by the Board of Directors or its designee under Section 15.02(a) above in terminating or modifying the Plan, or any decision made by the Company to discontinue further contributions that results in a termination of the Plan, shall be effective similarly to terminate or modify the Plan as to all subsidiary and affiliated companies that, at the effective date of such action, are included within the definition of "Employer" as set out in Article I.

          15.03. Termination of Participation by Subsidiaries and Affiliate
                 ----------------------------------------------------------

                    (1) Right To Terminate. There is hereby separately reserved to each subsidiary or affiliated company of the Company that has been designated by the Company and that has adopted this Plan by resolution of its own board of directors (and which company by reason of such action is included within the definition of "Employer" under Article I), the right to terminate its participation in this Plan by action of its board of directors.

                    (2) Effect on Participants in Event of Termination. Upon the effective date of any termination by any Employer, all Employees of that Employer who are not, or do not thereupon become, Employees of another Employer shall cease thereafter to be Employees or Participants under the Plan, but all such employees who have been Participants in the Plan and who cease to be Employees or Participants under the Plan as above provided shall be treated as though they had a minimum of 5 years of Service under the Plan and shall be entitled to such rights of payment of Participants' Accounts as are available under Article X to Participants having at least 5 years of Service.

                    (3) Effect on Participants Where Plan Continued After Termination. Notwithstanding the foregoing, if a subsidiary or affiliated company shall terminate its participation as an Employer in the Plan but shall continue the Plan, with appropriate amendments, or adopt a substantially similar plan, the withdrawal from the Plan by that Employer shall not be regarded as a termination of the Plan so far as such Employer and its Employees are concerned. In that event the rights of those Employees and their beneficiaries shall be governed in accordance with the provisions of the Plan, as appropriately amended, and continued, or of the substantially similar plan so adopted by that company as if no withdrawal from the Plan had taken place, provided, however, that if an employee of the subsidiary or affiliated company is not eligible to continue participation in the Plan as so continued by that company but continues to meet the definition of "Employee" contained in Sections 1.01(a)(7)(A)(ii), (B), (C), and (D), his participation hereunder shall not be interrupted by the withdrawal of that company, and his rights and the rights of his beneficiaries shall continue to be governed in accordance with the provisions of this Plan.

                    (b) When Employer Is a "Qualified Subsidiary" upon Effective Date of Termination. Termination of, or withdrawal from, this Plan by an Employer shall not constitute a termination of this Plan if on the effective date of the termination or withdrawal the Employer is a Qualified Subsidiary as defined in
               Article I and all of the Employees of that Employer who are then participating in this Plan meet the definition of "Employee" contained in Sections 1.01(a)(7)(A)(ii), (B), (C), and (D). In that event, the rights of the Employees of the Employer and the rights of their beneficiaries shall continue to be governed in accordance with the provisions of this Plan, and the participation of those Employees in this Plan shall not be interrupted.

          15.04. Distribution on Termination.
                 ---------------------------

          In the event of the complete or partial termination of the Plan or the complete discontinuance of contributions thereto, the assets then held in the Trust on behalf of affected Participants, after provision for payment of expenses of liquidation, shall be fully vested and distributable in accordance with the provisions of Section 10.01; provided, however, that, in the event the Employer has established or maintains another defined contribution plan (other than an employee ownership plan as defined in Code section 4975(e)(7)), the Salary Reduction Contributions (and the earnings thereon) in a Participant's Account shall not be distributed unless the Participant has met the withdrawal requirements in Section 7.01 or 8.01.

                   ARTICLE XVI. AGENT FOR SERVICE OF PROCESS
                   -----------------------------------------

          The agent for the service of legal process is the Secretary of the Company.

                          ARTICLE XVII. TOP HEAVY PLAN
                          ----------------------------

          17.01. General Rule.
                 ------------

          The Plan shall meet the requirements of this Article XVII in the event that the Plan is or becomes a Top-Heavy Plan.

          17.02. Top-Heavy Plan.
                 --------------

               (a) Subject to the aggregation rules set forth in Section 17.02(b), the Plan shall be considered a Top-Heavy Plan pursuant to Code section 416(g) in any Plan Year if, as of the Determination Date, the present value of the cumulative accounts of all Key Employees exceeds 60 percent of the value of the cumulative accounts of all of the Employees as of that Determination Date, excluding former Key Employees and excluding any Employee who has not performed services for the Employer during the 5 consecutive Plan Year period ending on the Determination Date, but taking into account in computing the ratio any distributions made during the 5 consecutive Plan Year period ending on the Determination Date. For purposes of the above ratio, the account of a Key Employee shall be counted only once each Plan Year, notwithstanding the fact that an individual may be considered a Key Employee for more than one reason in any Plan Year.

               (b) Aggregation and Coordination with Other Plans. For purposes of determining whether the Plan is a Top-Heavy Plan and for purposes of meeting the requirements of this Article XVII, the Plan shall be aggregated and coordinated with other qualified plans in a Required Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group. If a Required Aggregation Group that includes the Plan is Top-Heavy, this Plan shall be considered a Top-Heavy Plan. If a Permissive Aggregation Group that includes the Plan is not Top-Heavy, this Plan shall not be a Top-Heavy Plan.

          17.03. Definitions.
                 -----------

          For the purpose of determining whether the Plan is Top-Heavy, the following definitions shall apply:

               (a) Determination Date and Valuation Dates. The term "Determination Date" shall mean, in the case of any Plan Year, the last day of the preceding Plan Year. The value of an individual's account shall be determined as of the Valuation Date and shall include any contribution actually made after the Valuation Date but on or before the Determination Date. The term "Valuation Date" means the most recent Value Determination Date defined in Section 1.01(a)(33) occurring within a twelve (12) month period ending on the Determination Date.

               (b) Key Employee. An individual shall be considered a Key Employee if he is an Employee or former Employee who at any time during the current Plan Year or any of the 4 preceding Plan Years:

                    (1) was an officer of the Employer who has annual compensation from the Employer in the applicable Plan Year in an amount greater than 50 percent of the amount in effect under Code section 415(b)(1)(A) for the Plan Year; provided, however, that the number of individuals treated as Key Employees by reason of being officers shall not exceed the lesser of 50 or 10 percent of all Employees, and provided further that, for purposes of determining the number of officers, individuals disregarded under Code section 414(q)(8) may be disregarded here, and provided further, that if the number of individuals treated as officers is limited to 50, the individuals treated as Key Employees shall be those who, while officers, received the greatest annual Compensation in the applicable Plan Year and any of the 4 preceding Plan Years (without regard to the limitation set forth in Code section 401(a)(17)); or

                    (2) was one of the 10 Employees owning or considered as owning the largest interests in the Employer who has annual Compensation from the Employer in the applicable Plan Year in excess of the dollar limitation under Code section 415(c)(1)(A) as increased under Code section 415(d); or

                    (3)  was a more than 5 percent owner of the Employer; or

                    (4) was a more than 1 percent owner of the Employer whose annual Compensation from the Employer in the applicable Plan Year exceeded $150,000.

          For purposes of determining who is a Key Employee, ownership shall mean ownership of the outstanding stock of the Employer or of the total combined voting power of all stock of the Employer, taking into account the constructive ownership rules of Code section 318, as modified by Code section 416(i)(1).

          For purposes of Section 17.03(b)(1) but not for purposes of 17.03(b)
(2), (3) and (4)--except for purposes of determining Compensation under Section 17.03(b)(4)--the term "Employer" shall include any entity aggregated with an Employer pursuant to Code section 414(b), (c) or (m).

          For purposes of Section 17.03(b)(2), an Employee (or former Employee) who has some ownership interest is considered to be one of the top 10 owners unless at least 10 other Employees (or former Employees) own a greater interest than that Employee (or former Employee); provided that if an Employee has the same ownership interest as another Employee, the Employee having greater annual Compensation from the Employer is considered to have the larger ownership interest.

               (c) Non-Key Employee. The term "Non-Key Employee" shall mean any Employee who is a Participant and who is not a Key Employee.

               (d) Beneficiary. Whenever the term "Key Employee," "former Key Employee," or "Non-Key Employee" is used in this Article XVII, it includes the beneficiary or beneficiaries of that individual. If an individual is a Key Employee by reason of the foregoing sentence as well as a Key Employee in his own right, both the value of his inherited benefit and the value of his own account will be considered his Participant's Account for purposes of determining whether the Plan is a Top-Heavy Plan.

               (e) Compensation and Compensation Limitation. For purposes of this Article XVII except as otherwise specifically provided, the term "Compensation" has the same meaning as in Section 4.02(b).

               (f) Required Aggregation Group. The term "Required Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer in which a Key Employee participates, and each other plan of the Employer that enables any plan in which a Key Employee participates to meet the requirements of Code section 401(a)(4) or 410(b).

               (g) Permissive Aggregation Group. The term "Permissive Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Code sections 401(a)(4) and 410(b) when considered with a Required Aggregation Group.

          17.04. Requirements Applicable if Plan is Top-Heavy.
                 --------------------------------------------

          In the event the Plan is determined to be Top-Heavy for any Plan Year, the following requirements shall apply:

               (a)  Minimum Allocation.
                    ------------------

                    (1) In the case of a Non-Key Employee who is covered under this Plan but does not participate in any qualified defined benefit plan maintained by the Employer, the Minimum Allocation of contributions plus forfeitures allocated to the Participant's Account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the Plan is Top-Heavy shall equal the lesser of 3 percent of Compensation for the Plan Year or the largest percentage of Compensation (including Salary Reduction Contributions) provided on behalf of any Key Employee for the Plan Year. The minimum Allocation provided hereunder may not be suspended or forfeited under Code section 411(a)(3)(B) or 411(a)(3)(D). The Minimum Allocation shall be made for a Non-Key Employee for each Plan Year in which the Plan is Top-Heavy, even if he has not completed a year of Service in the Plan Year or if he has declined to elect to have Salary Reduction Contributions made on his behalf.

                    (2) A Non-Key Employee who is covered under this Plan and under a qualified defined benefit plan maintained by the Employer shall be entitled to the Minimum Allocation under this Plan.

                    (3) No amount of a Non-Key Employee's Salary Reduction Contributions, Minimum Matching Contributions, or Additional Matching Contributions shall be treated as part of the Non-Key Employee's Minimum Allocation.

               (b) Ton-Heavy Vesting Schedule. The nonforfeitable percentage of a Participant's interest shall be determined in accordance with the vesting schedule provided under Section 10.01(a)(1)(A).

                         ARTICLE XVIII. PAYSOP ACCOUNT
                         -----------------------------

          18.01. Transfer of Assets.
                 ------------------

               (a) Any PAYSOP Accounts maintained under the Prior Savings Plans on behalf of Participants who participated in those Prior Savings Plans shall be transferred to this Plan. The assets transferred from a PAYSOP Account with respect to a Participant shall be allocated to the Participant's PAYSOP Account in this Plan pursuant to Section 6.01. Accounting for amounts in a Participant's PAYSOP Account, including the earnings thereon, shall be separate from amounts attributable to Salary Reduction Contributions, Employer Contributions, and Employee Contributions to the Plan.

               (b) A Participant shall be fully vested at all times in his PAYSOP Account and any accumulated earnings thereon.

               (c) The transfer of a Participant's PAYSOP Account to the Plan shall not be treated as an annual addition for purposes of Article IV of the Plan.

          18.02. Investment In the Company Stock Fund.
                 ------------------------------------

          Each Participant's PAYSOP Account shall be invested in the Company Stock Fund. A Participant shall not be entitled to have his PAYSOP Account and any earnings attributable thereto invested in any Fund other than the Company Stock Fund, except as provided in Sections 5.06(b) and (c).

          18.03. Withdrawal of PAYSOP Accounts.
                 -----------------------------

          Except as provided in Section 8.02, a Participant may not withdraw any portion of his PAYSOP Account, or the earnings attributable thereto, prior to his retirement, death, Disability, or other termination of employment with the Company and its affiliates.

          18.04. Distribution of PAYSOP Accounts.
                 -------------------------------

               (a) Upon a Participant's Retirement, death, Disability, or other termination of employment with the Company and its affiliates, the Participant (or, if applicable, the Participant's beneficiary) shall be entitled to receive a distribution of his PAYSOP Account at the same time and in the same manner as he receives a distribution of the other portions of his Participant's Account under Article X; provided, however, that for purposes of Article X, a Participant's entire PAYSOP Account shall be deemed to be part of the Participant's "post-1986 account." A Participant shall not be entitled to elect a time or method of distribution, or to designate a beneficiary, with respect to his PAYSOP Account that is different from the time and method of distribution and beneficiary that are applicable to the other portions of his post-1986 account.

               (b) For purposes of determining, pursuant to Article X, whether a Participant's vested accrued benefit exceeds $5,000, the Participant's PAYSOP Account shall not be considered separately, but shall be included with the other portions of his Participant's Account.

               (c) A Participant or beneficiary may elect, pursuant to Article XI, to receive the distribution of the Participant's PAYSOP Account in Shares rather than in cash; provided, however, that the Trustee shall distribute fractional Shares in cash rather than in common stock.

               (d) A retired Participant who has elected to defer commencement of the distribution of his Participant's Account may make periodic withdrawals from his PAYSOP Account pursuant to Section 10.01(b)(3).

          18.05. Qualified Domestic Relations Orders.
                 -----------------------------------

          If any portion of a Participant's PAYSOP Account is subject to a qualified domestic relations order, that amount shall be paid in accordance with
Section 10.04. Notwithstanding the provisions of Section 18.03 and Code section 409(d), payments may be made from a Participant's PAYSOP Account to an alternate payee under a qualified domestic relations order even if the Participant has not terminated his employment with the Company and its affiliates, and even if part or all of the Shares in the Participant's PAYSOP Account has not become eligible for distribution to the Participant under Code section 409(d). Except to the extent otherwise provided in the qualified domestic relations order, any distribution to an alternate payee under this Section 18.05 shall be derived from Shares in the order in which such Shares were allocated to the Participant's PAYSOP Account, beginning with the Shares that were most recently allocated to the Participant's PAYSOP Account.

                          ARTICLE XIX. ESOP PROVISIONS
                          ----------------------------

          19.01. Introduction.
                 ------------

          This Article XIX shall be known as the "ESOP". The ESOP permits the Trustee to borrow amounts to finance the purchase of Shares, and provides for the investment of Employer Contributions, and the earnings thereon, in Shares, so that Participants will have an opportunity to become shareholders of the Company. The effective date of the ESOP shall be January 1, 1995.

          The Company intends that the Profit-Sharing Plan and the ESOP together shall constitute a single plan under Treasury Regulation ss. 1.414(1)-l(b)(l). Accordingly, the provisions set forth in the other sections of the Plan shall apply to the ESOP in the same manner as those provisions apply to the Profit-Sharing Plan, except to the extent that those provisions are by their terms inapplicable to the ESOP, or to the extent that they are inconsistent with the specific provisions set forth below in this Article XIX.

          19.02. Definitions.
                 -----------

          The following words and phrases, as used in this Section XIX, shall have the following meanings unless a different meaning is plainly required by the context:

               (a) "ESOP Account" shall mean the portion of a Participant's Account that reflects a Participant's or beneficiary's interest in the ESOP.

               (b) "ESOP Shares Fund" shall mean the portion of the Company Stock Fund that is maintained for the investment of the ESOP assets. The ESOP Shares Fund shall include both ESOP assets that are allocated to Participants' and beneficiaries' ESOP Accounts and ESOP assets that are held unallocated in a Suspense Account.

               (c) "Exempt Loan" shall mean a loan, loan guarantee, or other extension of credit to the ESOP from an individual or entity that is a "party in interest" within the meaning of ERISA section 3(14) or a "disqualified person" within the meaning of Code section 4975(e)(2), provided that the proceeds of the extension of credit are used by the Trustee to finance the purchase of Shares or to repay an Exempt Loan in accordance with Section 19.12.

               (d) "Financed Shares" shall mean Shares purchased with the proceeds of an Exempt Loan and held in a Suspense Account. The term shall not include Shares that have been released from a Suspense Account and allocated to the ESOP Accounts of Participants or beneficiaries in accordance with Section 19.12.

               (e) "Suspense Account" shall mean an account to which Shares purchased with the proceeds of an Exempt Loan (and earnings attributable to those Shares) shall be allocated until the Shares and earnings are released from suspense and allocated to the ESOP Accounts of Participants or beneficiaries in accordance with Section 19.12.

          19.03. Eligibility.
                 -----------

          An Employee shall become a Participant in the ESOP on the effective date of the ESOP, provided that such Employee is a Participant in the Plan on that date. Any other Employee shall become a Participant in the ESOP as of the date on which the Employee becomes a Participant in the Plan.

          19.04. Employer Contributions.
                 ----------------------

               (a)  Matching Contributions.
                    ----------------------

                    (1) Minimum Matching Contributions. Except as otherwise provided in this Section 19.04, an Employer shall contribute to the ESOP on behalf of its Employees for each month an amount sufficient to provide each Employee with an allocation of Shares equal to 50 percent of the Employee's Salary Reduction Contributions for that month; provided, however, that in no event shall Minimum Matching Contributions be made with respect to (1) Salary Reduction Contributions that exceed 6 percent of a Participant's Base Earnings Plus Commissions for the month; (2) Salary Reduction Contributions that exceed the limit set forth in Section 3.03(d); (3) Excess Salary Reduction Contributions; or (4) Salary Reduction Contributions attributable to Catch-Up Contributions under
               Section 20.10. If an Employee's Salary Reduction Contributions stop before the end of a Plan Year because they reach the dollar limitation applicable to the Employee under federal tax law, then his Employer shall make a true-up Minimum Matching Contribution on behalf of the Employee for the month in which his Salary Reductions stop and for each month after that month through the last month of the Plan Year. The true-up Minimum Matching Contribution shall be sufficient to provide the Employee with an allocation of Shares equal to the difference, if any, between (A) 50 percent of the Employee's total Salary Reduction Contributions (other than those attributable to Catch-Up Contributions under Section 20.10) for the Plan Year to date that are not in excess of 6 percent of the Employee's Base Earnings Plus Commissions for the Plan Year to date, and (b) the Minimum Matching Contributions previously made for the Employee for the Plan Year (including any true-up Minimum Matching Contributions).

                    Notwithstanding any of the foregoing, in no event shall
               Minimum Matching Contributions be made to the extent that those contributions would cause the contribution percentage limit set forth in Section 19.07 to be exceeded. An Employer shall make its Minimum Matching Contributions on a monthly basis. The Minimum Matching Contributions made by an Employer on behalf of an Employee participating in the Plan shall be allocated to the Employee's ESOP Account.

                    (2) Additional Matching Contributions. In the discretion of the Board of Directors or its designee, and except as otherwise provided in this Section 19.04, each Employer shall make an Additional Matching Contribution to the ESOP for a Plan Year in such amount as is determined by the Board of Directors or its designee, but not in excess of an amount sufficient to provide its Employees with an allocation of Shares equal to 50 percent of the Employee's Salary Reduction Contributions, including Salary Reduction Contributions made under an Employer Savings Plan, made for the Plan Year. An Additional Matching Contribution shall be made only on behalf of Employees who are participating in the Plan as of the first day of the last month of the Plan Year, who Retired during the Plan Year, or who died during the Plan Year while actively employed and participating in the Plan; provided, however, that in no event shall Additional Matching Contributions be made with respect to (1) Salary Reduction Contributions that exceed 6 percent of a Participant's Base Earnings Plus Commissions; (2) Salary Reduction Contributions that exceed the limit set forth in Section 3.03(d); (3) Excess Salary Reduction

               Contributions; or (4) Salary Reduction Contributions attributable to Catch-Up Contributions under Section 20.10; and provided further that in no event shall Additional Matching Contributions be made to the extent that such contributions would cause the contribution percentage limit set forth in Section 19.07 to be exceeded. An Employer's Additional Matching Contributions for any Plan Year shall become due for payment to the Trustee of the Company Stock Fund on the last day of the Plan Year and shall be paid to the Trustee by the Employer within the period of time prescribed by law to permit a federal income tax deduction with respect to the Plan Year for those contributions. The Additional Matching Contributions made by an Employer on behalf of an Employee participating in the Plan shall be allocated to the Employee's ESOP Account.

               (b) Basic Contributions. In the discretion of the Board of Directors or its designee, and except as otherwise provided in this
          Section 19.04, an Employer shall contribute to the ESOP on behalf of each of its Employees participating in the Plan an amount sufficient to provide each Employee with an allocation of Shares equal to a percentage, determined annually by the Board of Directors or its designee prior to the beginning of each Plan Year, of each Employee's Base Earnings. An Employer shall make its Basic Contributions on a monthly basis. The Basic Contribution made by an Employer on behalf of an Employee participating in the Plan shall be allocated to the Employee's ESOP Account.

               (c) Forfeitures. Except as otherwise provided in Section 19.04(d)(3), below, forfeitures attributable to Matching Contributions that arise under the Plan shall be allocated to Participants' ESOP Accounts on the basis of their Salary Reduction Contributions for any Plan Year in which the Employers have elected to make Minimum Matching Contributions and Additional Matching Contributions to the ESOP rather than to the Profit-Sharing Plan. Forfeitures attributable to Basic Contributions shall be allocated to Participants' ESOP Accounts on the basis of their Base Earnings for any Plan Year in which the Employers have elected to make Basic Contributions to the ESOP rather than to the Profit-Sharing Plan. Forfeitures allocated in this manner shall be treated as Minimum Matching Contributions, Additional Matching Contributions, or Basic Contributions, whichever is applicable, and shall be allocated to Participants' ESOP Accounts in the manner described in Section 19.04(a) or (b), above. The forfeiture allocations described in this Section 19.04(c)(3) shall reduce, dollar for dollar, the amount of the Minimum Matching Contributions, Additional Matching Contributions, or Basic Contributions, that otherwise would be allocated to the Participant pursuant to Section 19.04(a) or (b).

               (d)  Exempt Loan Contributions.
                    -------------------------

                    (1) Contribution Requirements. For each Plan Year (or portion thereof) during which there are Financed Shares in a Suspense Account, the Employer Contributions to the ESOP shall not be less than an amount that is sufficient, when aggregated with dividend payments described in Section 19.10(a), to pay any currently maturing obligations under any Exempt Loan. The Employer Contributions under this Section 19.04(d) shall be paid in cash to the extent necessary to provide the ESOP with cash sufficient to pay any currently maturing obligations under any Exempt Loan, and shall be paid in two or more installments during the Plan Year to the extent necessary to permit the Trustee to meet the payment schedule for any Exempt Loan. The Employer Contributions described in this Section 19.04(d) shall be made without regard to whether the Employer Contributions exceed the current or accumulated earnings and profits of the Employers.

                    (2) Allocations. The value of the Shares released from a Suspense Account and allocated to a Participant's ESOP Account by reason of an Exempt Loan payment made pursuant to this Section 19.04(d) for any Plan Year (including the portion of the Exempt Loan payment that is attributable to dividends as described in
               Section 19.10(a)) shall determine whether the Minimum Matching Contributions, Additional Matching Contributions, and Basic Contributions for the Plan Year are sufficient to provide eligible Participants with allocations whose value is at least as great as the amounts determined under Sections 19.04(a) and (b).

                    (3) Forfeitures. Forfeitures shall not be used to repay an Exempt Loan. For each Plan Year (or portion thereof) during which there are Financed Shares in a Suspense Account, forfeitures shall be applied in the manner described in Section 19.12 to replace dividends that are used to repay an Exempt Loan or to provide additional allocations to Participants. To the extent that forfeitures are not required to be used for either of the foregoing purposes under the provisions of Section 19.12, they shall be used to pay administrative expenses in accordance with
               Section 12.02(n).

               (e) Contributions of Shares. Except as provided in Section 19.04(d)(1), the Employers may, at their election, make all or any part of any Minimum Matching Contribution, Additional Matching Contribution, or Basic Contributions to the ESOP in Shares rather than in cash. The Shares so contributed shall have a fair market value equal to the amount of the Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution (or portion thereof). The fair market value of a Share shall be the mean between the highest and lowest quoted selling price per share for a 100 Share lot on the composite tape of New York Stock Exchange issues on the date of payment to the Trustee.

               (f) Contributions to the Profit-Sharing Plan. The Employers may, at their election, make a Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution to the Profit-Sharing Plan pursuant to Section 3.06 in lieu of all or a portion of the Minimum Matching Contribution, Additional

          Matching Contribution, or Basic Contribution otherwise required under this Section 19.04; provided that the Employers may not make a Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution to the Profit-Sharing Plan in lieu of any Minimum Matching Contribution, or Additional Matching Contribution, or Basic Contribution that is required to repay an Exempt Loan as described in
          Section 19.04(d). The amount of the Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution otherwise required to be made pursuant to Section 19.04(a) or (b) with respect to a Participant shall be reduced, dollar for dollar, by the amount of any Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution that is allocated to the Participant's Profit-Sharing Account for the Plan Year.

               (g) Deductibility. All Minimum Matching Contributions, Additional Matching Contributions, and Basic Contributions to the ESOP are conditioned on the deductibility of the contributions under Code section 404 for the taxable year with respect to which the contributions were made.

               (h)  Transfer of Shares from Profit-Sharing Accounts or PAYSOP
                    ---------------------------------------------------------
          Accounts.
          --------

                    (1) Transfers at Election of Committee. The Fund Advisory Committee may, at its election, direct the Trustee to transfer from the Profit-Sharing Plan to the ESOP any portion of the Company Stock Fund that is attributable to Employer Contributions, and earnings thereon, credited to Participants` Profit-Sharing Accounts prior to the date of the transfer, or any portion of the Company Stock Fund that is credited to Participants' PAYSOP Accounts prior to the date of the transfer. Any Shares transferred in accordance with this Section 19.04(h) shall be held in the ESOP Shares Fund and shall be credited to the ESOP Accounts of those Participants and beneficiaries from whose Profit-Sharing Accounts or PAYSOP Accounts the Shares were transferred. Any shares transferred from a Participant's or beneficiary's PAYSOP Account to his ESOP Account shall continue to be accounted for separately after the transfer, and shall remain subject to the special rules set forth in Article XVIII.

                    (2) Effect of Transfers. Any Shares transferred in accordance with this Section 19.04(h) shall not be considered "annual additions" under Section 19.06, and shall not be taken into account in determining the contribution percentage of any Participant under Section 19.07.

               (i) Contributions Not Recoverable by Employer. The Trustee shall hold the contributions received by it under this Section 19.04 for the respective Participants subject to the provisions of the Plan. No such contribution shall be recoverable by the Employers, except as provided in Section 19.04(j).

               (j) Return of Employer Contributions. In the event that an Employer Contribution made pursuant to this Section 19.04

                    (1)  is made under a mistake of fact, or

                    (2) is disallowed as a deduction under Code section 404 for the taxable year with respect to which it was made, the contribution shall, at the option of the Employer, be returned to the Employer within 1 year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable; provided, however, that an Employer may not recover from the Plan any contribution that has been used to repay an Exempt Loan. The amount returned shall not be increased to reflect any investment earnings, but shall be decreased to reflect any losses. If the amount returned to an Employer would cause the balance of any Participant's Account to be less than the balance would have been had the returned contribution never been made, the amount to be returned shall be limited to prevent the loss.

          19.05. Payment to Trustee.
                 ------------------

               (a)  Matching Contributions.
                    ----------------------

                    (1)  Minimum Matching Contributions. Except as provided in
               Section 19.05(c), an Employer's Minimum Matching Contributions shall become due for payment to the Trustee of the Company Stock Fund at the end of each month during the Plan Year.

                    (2) Additional Matching Contributions. Except as provided in Section 19.05(c), an Employer's Additional Matching Contributions for any Plan Year shall become due for payment to the Trustee of the Company Stock Fund on the last day of the Plan Year and shall be paid to the Trustee by the Employer within the period of time prescribed by law to permit a Federal income tax deduction with respect to that Plan Year for those contributions.

               (b) Basic Contributions. Except as provided in Section 19.05(c), an Employer's Basic Contributions shall become due for payment to the Trustee of the Company Stock Fund at the end of each month during the Plan Year.

               (c) Exempt Loan Payments. Any Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution made pursuant to Section 19.04(d) shall be paid to the Trustee of the Company Stock Fund in time to permit the Trustee to satisfy any currently maturing obligation under any Exempt Loan. The Employers may, at their election, make all or any portion of such Minimum Matching Contribution, Additional Matching Contribution, or Basic Contribution (or direct the Trustee to use all or any portion of the dividends described in Section 19.10(a)) in time to permit the Trustee to pre-pay all or a portion of any obligation under an Exempt Loan, to the extent that such prepayment may be made without penalty to the ESOP.

          19.06. Limits on Annual Additions.
                 --------------------------

               (a) Limits on Additions to ESOP Accounts. The annual addition to a Participant's ESOP Account in any limitation year, when combined with the annual addition to a Participant's account under the Profit-Sharing Plan and under all other defined contribution plans described in Section 4.05, may not exceed the lesser of:

                    (1) $30,000 (as adjusted for increases in the limitation pursuant to Code section 415(d)); or

                    (2) 25 percent of a Participant's compensation (as defined in Section 4.02(b)) for the limitation year.

               (b)  Annual Additions.
                    ----------------

                    (1) The term "annual addition" as used in Section 19.06(a) means Employer Contributions allocated to the Participant's ESOP Account during a limitation year. Except as provided in Section 19.06(c), the term "annual addition" also includes any Employer Contributions of principal and interest used to repay an Exempt Loan for the limitation year. For purposes of the immediately preceding sentence, the amount of the annual addition shall be determined by reference to the amount of the Employer Contribution used to repay an Exempt Loan rather than by reference to the value of the Shares released from a Suspense Account and allocated to a Participant's ESOP Account for the limitation year.

                    (2) The term "annual addition" shall not include any dividend paid with respect to Shares that are held in a Suspense Account or allocated to a Participant's ESOP Account. The term "annual addition" also shall not include the value of any Shares that are allocated to a Participant's ESOP Account in accordance with Section 19.12, below, in order to replace any dividends that are used to make payments on an Exempt Loan.

               (c) Special Rules for Exempt Loan Payments. If no more than one-third of the Employer Contributions for a limitation year that are deductible under Code section 404(a)(9) are allocated to Participants who are highly compensated Employees (within the meaning of Code section 414(q)), the limitation imposed by this Section 19.06 shall not apply to:

                    (1) Forfeitures of Shares that were acquired with the proceeds of an Exempt Loan as described in Code section 404(a)(9)(A), or

                    (2)  Employer Contributions that are deductible under Code section 404(a)(9)(B) and that are charged against a Participant's Account.

               (d) Applicability of General Rules. Except to the extent otherwise provided above, the provisions of Article IV shall apply for purposes of determining the limits on annual additions under this
          Section 19.06.

          19.07. Limits on Employer Contributions.
                 --------------------------------

               (a) Contribution Limits. Minimum Matching and Additional Matching Contributions to the ESOP for any Plan Year shall satisfy the contribution percentage test in Code section 401(m)(2), including the rules of Treasury Regulations ss. 1.401(m)-1(b) or any successor provision. Minimum Matching Contributions and Additional Matching Contributions forfeited by a Participant under Section 3.04(c), with respect to a Plan Year shall not be taken into account in determining whether Employer Contributions to the ESOP for that Participant satisfy the contribution percentage test for that Plan Year. Notwithstanding anything to the contrary in this Article XIX, if the contribution percentage of those Participants who are highly compensated Employees (as defined in Section 3.03) exceeds the limit imposed by Code section 401(m), the following rules shall apply:

                    (1) The amount of the excess aggregate contributions (determined in accordance with Code section 4.01(m)(6)(B) for the Plan Year, and any income attributable to those contributions, shall be distributed (or, if forfeitable, shall be forfeited) before the end of the following Plan Year.

                    (2)  Any distribution in accordance with Section 19.07(a)
               (1), above, shall be made to Participants who are highly compensated Employees on the basis of the respective portions of the excess aggregate contributions allocated to each such Participant. Effective for Plan Years beginning on or after January 1, 1997, the total dollar amount of excess aggregate contributions shall be allocated to some or all highly compensated Employees by reducing first the contributions of the highly compensated Participant with the highest dollar amount of contributions until (A) the total amount of excess aggregate contributions has been allocated, or (B) his remaining contributions are equal in dollar amount to the contributions of the highly compensated Employee with the next highest dollar amount. This process shall be repeated until all excess aggregate contributions have been allocated.

                    (3) Distributions required under this Section 19.07(a) shall be made notwithstanding any other provision of the Plan.

               (b) Treatment of Exempt Loan Payments. To the extent that an Employer Contribution is used to repay an Exempt Loan as described in
          Section 19.04(d), a Participant's contribution ratio for a Plan Year shall be determined by reference to the amount of the Employer Contribution that is made with respect to the Participant rather than by reference to the value of the Shares that are released from a Suspense Account and allocated to the Participant's ESOP Account by reason of the Employer Contribution.

               (c) Separate Testing. The determination of the amount of excess aggregate contributions under Section 19.07(a), for any Plan Year shall be made without regard to any Employer Contributions allocated to a Participant's Profit-Sharing Account for the Plan Year.

          19.08. Vesting and Forfeitures.
                 -----------------------

               (a) Vested Percentage. A Participant's vested interest in the Employer Contributions and earnings thereon allocated to his ESOP Account shall be determined in accordance with Section 10.01.

               (b) Forfeitures. A Participant who is not 100 percent vested in all amounts allocated to his ESOP Account shall forfeit the nonvested portion of his ESOP Account in accordance with the rules prescribed by
          Section 10.01(a). Shares that were allocated to the Participant's ESOP Account from a Suspense Account as provided in Section 19.12 shall be forfeited only after all other assets allocated to the Participant's ESOP Account have been forfeited. If the Participant subsequently returns to employment with the Company or an affiliate before he incurs five consecutive One Year Periods of Severance, his ESOP Account shall be restored if he satisfies the requirements of Section 10.01(a).

          19.09. ESOP Accounts.
                 -------------

          A separate account shall be established for each Participant, known individually as the ESOP Account and collectively as the ESOP Accounts. A Participant's ESOP Account shall be comprised of his ESOP Pre-Split Matching Account, his Company Match Account (formerly the ESOP Post-Split Matching Account), and his Retirement ESOP Account (formerly the ESOP Basic Contributions Account), maintained in accordance with the rules set forth in Article VI.

          19.10. Payment of Dividends.
                 --------------------

               (a) Exempt Loan Payments. The Fund Advisory Committee may direct the Trustee to use any cash dividend, except cash dividends with respect to shares held in Participants' ESOP Pre-Split Matching Accounts, to make payments on an Exempt Loan, provided that the cash dividend is paid with respect to Shares that are held by the ESOP on the record date for the dividend. This Section 19.10(a) shall apply both to dividends paid with respect to Shares that are allocated to a Participant's or beneficiary's ESOP Account and to dividends paid with respect to Shares that are held in a Suspense Account. In addition, to the extent allowed by law, and as directed by the Fund Advisory Committee, this Section 19.10(a) shall apply to dividends paid with respect to Shares in Participants' ESOP Pre-Split Matching Contribution Accounts.

               (b) Replacement of Dividends on Allocated Shares. To the extent that any dividend is paid with respect to Shares that are allocated to an ESOP Account, and the dividend is used to make a payment on an Exempt Loan in accordance with Section 19.10(a), Shares with a fair market value not less than the amount of the dividend shall be allocated to the ESOP Account for the Plan Year for which the dividend would have been allocated to the ESOP Account.

               (c) Other Dividends. To the extent that any cash dividend is paid with respect to Shares that are allocated to a Participant's or beneficiary's ESOP Account on the record date for the dividend, and the dividend is not used to make a payment on an Exempt Loan in accordance with Section 19.10(a), the dividend shall be taken into account in determining the value of a Unit of Participation in the Company Stock Fund as described in Article VI except as otherwise provided in Section 19.16.

          19.11. ESOP Shares Fund.
                 ----------------

               (a) Investment in Shares. Employer Contributions allocated to a Participant's or beneficiary's ESOP Account shall be credited entirely to the ESOP Shares Fund. The ESOP is designed to invest exclusively in qualifying employer securities, as defined in Code section 4975(e)(8). Accordingly, the ESOP Shares Fund shall consist solely of Shares except as provided in Section 19.11(c). The Trustee shall purchase such Shares required as a result of dividends and other distributions received with respect to Shares (other than dividends used to repay an Exempt Loan in accordance with Section 19.10) or distributed in accordance with Section 19.16 in the open market or by private purchase, including purchase from the Company.

               (b) Purchase From the Company. Any purchase of Shares from the Company shall be at a price per share not in excess of the mean between the highest and lowest quoted selling price per share for a 100 Share lot on the composite tape of New York Stock Exchange issues on the date of purchase by the Trustee. Dividends and other distributions received with respect to Shares (other than dividends used to repay an Exempt Loan in accordance with Section 19.10) or distributed in accordance with Section 19.16 and Employer Contributions made in cash shall be invested in Shares as soon as practicable, except as otherwise provided in this Article XIX.

               (c)  Short-Term Investments. Nothing in this Section 19.11 or in
          Section 19.12 shall be construed to prevent the Trustee from retaining in cash or cash equivalents or other short-term investments (i) the proceeds of any Exempt Loan, until such proceeds are used to acquire Shares, or to repay all or any portion of an Exempt Loan; (ii) cash dividends received on Shares held in the ESOP Shares Fund, until such dividends are applied to repay an Exempt Loan, invested in Shares, or distributed in accordance with Section 19.16; and (iii) such other amounts as may be required for the proper administration of the Trust.

          19.12. Exempt Loan Provisions.
                 ----------------------

               (a) Authority To Obtain or Modify an Exempt Loan. The Trustee, acting in accordance with a resolution of the Board of Directors, at the direction of the Fund Advisory Committee, or at the direction of corporate officers authorized by the Board of Directors, may obtain an Exempt Loan from time to time to finance the acquisition of Shares or to refinance a prior Exempt Loan. An Exempt Loan shall be primarily for the benefit of Participants of the ESOP and their beneficiaries and shall satisfy the conditions set forth in this Section 19.12. The Trustee, acting in accordance with a resolution of the Board of Directors, at the direction of the Fund Advisory Committee, or at the direction of corporate officers authorized by the Board of Directors, may extend or renew an Exempt Loan, or may otherwise modify the terms of the Exempt Loan, provided that the Exempt Loan, as extended, renewed, or otherwise modified, continues to satisfy the conditions set forth in this Section 19.12.

               (b) Terms of the Exempt Loan. An Exempt Loan shall bear a reasonable rate of interest, shall be for specific term, and shall not be payable on demand except in the event of default. Any collateral pledged to the lender by the Trustee shall consist only of the Financed Shares purchased with the proceeds of the Exempt Loan, or Financed Shares purchased with the proceeds of a prior Exempt Loan that is being refinanced; provided that this sentence shall not be construed to prevent the Company from guaranteeing repayment of the Exempt Loan. Any pledge of Financed Shares shall provide for the release of the Shares so pledged as the Trustee makes payments on the Exempt Loan and allocates the Shares to Participants' ESOP Accounts. Under the terms of the Exempt Loan, the lender shall have no recourse against assets of the ESOP except with respect to (i) the Financed Shares pledged to secure the Exempt Loan, (ii) Employer Contributions (other than contributions of Shares) that are made to the ESOP to meet its obligations under the Exempt Loan, and (iii) earnings attributable to the Financed Shares or to the investment of the Employer Contributions.

               (c) Use of Loan Proceeds. The Trustee shall use the proceeds of an Exempt Loan, within a reasonable time after their receipt by the ESOP, only for one or more of the following purposes: (i) to acquire Shares; (ii) to repay the Exempt Loan; or (iii) to repay a prior Exempt Loan. Until the proceeds of an Exempt Loan are used as described in the preceding sentence, the Trustee may invest such proceeds in cash or cash equivalents or other short-term investments in accordance with Section 19.11(c). The Trustee shall pay no more than "adequate consideration" (within the meaning of ERISA section 3(18)) for any Shares acquired with the proceeds of an Exempt Loan.

               (d) Suspense Account. Financed Shares acquired by the ESOP with the proceeds of an Exempt Loan shall be allocated to a Suspense Account. The Financed Shares shall be released from the Suspense Account only as the Trustee makes payments on the Exempt Loan and shall be allocated to the ESOP Accounts of Participants or beneficiaries who are eligible under Section 19.04 to receive an allocation of Employer Contributions or who are eligible under Section 19.10 to receive an allocation to replace dividends that were used to repay the Exempt Loan. The number of Financed Shares to be released from the Suspense Account in each Plan Year for allocation to ESOP Accounts shall be determined according to the method set forth in Section 19.12(d)(1), unless the Fund Advisory Committee expressly provides that the method set forth in Section 19.12(d)(2) shall apply with respect to a particular Exempt Loan.

                    (1) General Rule. The number of Financed Shares held in the Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for that Plan Year, and the denominator of which is the sum of the numerator plus the total payments of principal and interest on the Exempt Loan projected to be made for all future Plan Years. The number of future Plan Years under the Exempt Loan shall be determined without regard to possible extensions or renewal periods, and the interest to be paid in future Plan Years shall be computed by using the interest rate in effect as of the end of the current Plan Year.

                    (2) Special Rule. The Fund Advisory Committee, acting in accordance with a resolution of the Board of Directors, may direct at the time the Exempt Loan is obtained (or the terms of the Exempt Loan may provide) that Financed Shares will be released from the Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Exempt Loan. This method may be used only to the extent that the following conditions are satisfied: (i) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; (ii) interest included in any payment on the Exempt Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) the entire duration of the Exempt Loan repayment period does not exceed 10 years, even in the event of a renewal, extension, or refinancing of the Exempt Loan.

               (e) Repayment of Exempt Loan. The payments of principal and interest on an Exempt Loan (other than payments made pursuant to Section 19.12(g), by reason of a default) shall be made by the Trustee (as directed by the Fund Advisory Committee) only from Employer Contributions to the ESOP (other than contributions of Shares), from earnings attributable to such Employer Contributions, and from any dividends received by the Trust on the Shares held by the ESOP (including earnings on such dividends), except for dividends received on Shares held in Participants' ESOP Pre-Split Matching Accounts. The Trustee shall account separately for such Employer Contributions, earnings, and dividends until the Exempt Loan is repaid. To the extent that dividends on Shares are used to repay the Exempt Loan in accordance with Section 19.10, such dividends shall be used first to repay the principal amount of the Exempt Loan; dividends shall be used to pay interest on the Exempt Loan only to the extent that the aggregate amount of the dividends used to repay the Exempt Loan in any Plan Year exceeds the amount of the principal payment due on the Exempt Loan for that Plan Year.

               (f) Allocations to ESOP Accounts. The Shares that are released from a Suspense Account in any Plan Year shall be allocated to Participants' and beneficiaries' ESOP Accounts as follows:

                    (1) Each Participant's or beneficiary's ESOP Account shall be credited with

                         (A) Shares whose fair market value (determined as of the date of allocation to the ESOP Account, based upon the mean between the highest and lowest quoted selling price per share for a 100-Share lot on the composite tape of New York Stock Exchange issues) equals the value of the cash dividends used to repay an Exempt Loan, to the extent that the dividends were paid with respect to the Shares allocated to the Participant's or beneficiary's ESOP Account for the Plan Year; and

                         (B) Shares whose fair market value (determined as of the date of allocation to the ESOP Account, based upon the mean between the highest and lowest quoted selling price per share for a 100-Share lot on the composite tape of New York Stock Exchange issues) equals the value of the Employer Contribution that the Participant is eligible to receive under the ESOP for the Plan Year (reduced by the amount of any Employer Contribution that the Participant has received or is entitled to receive under the Profit-Sharing Plan for the Plan Year, and by the amount of any Employer Contribution that is allocated directly to the Participant's ESOP Account for the Plan Year).

          The order of allocation of Shares pursuant to this Section 19.12(f)(1) shall be determined by the Board of Directors or its designee or the Fund Advisory Committee.

                    (2)  Any Shares remaining after the allocations described in
               Section 19.12(f)(1) shall be used to provide an additional Employer Contribution for the Plan Year, calculated by increasing the Additional Matching Contribution percentage under Section 19.04(a)(2) to the extent necessary to provide for the allocation of such Shares to Participants' ESOP Accounts.

          Except as provided in the following paragraph, the Shares released from a Suspense Account for any Plan Year shall be allocated to Participants' and beneficiaries' ESOP

Accounts on (or as soon as practicable after) the allocation date for the Minimum Matching Contribution, Additional Matching Contribution, Basic Contribution, or dividend to which the released Shares are attributable. In no event shall Shares released from a Suspense Account be allocated as of a date later than the end of the Plan Year in which the Exempt Loan payment is made.

          If the Trustee uses an Employer Contribution to make a payment on an Exempt Loan after the end of a Plan Year but on or before the time prescribed in Code section 404(a)(6), the Fund Advisory Committee may direct that some or all of the Shares released from a Suspense Account by reason of the payment shall be applied to satisfy the Employer Contribution obligation for the Plan Year preceding the Plan Year in which the payment is made, and that the Shares so applied shall be allocated to Participants' ESOP Accounts as of the end of that preceding Plan Year.

          If the Shares released from a Suspense Account in any Plan Year are not sufficient to provide the allocations described in Section 19.12(F)(1)(A) or
(B), the Employers shall make an additional contribution to the ESOP in an amount sufficient to complete such allocations. The total amount of any forfeitures arising pursuant to Section 10.01(a) for a Plan Year, to the extent that those forfeitures have not previously been allocated to a Participant's or beneficiary's account or used to repay an Exempt Loan, shall be treated as part of the additional contribution described in the preceding sentence. An additional contribution made in order to provide the allocation described in
Section 19.12(f)(1)(A), shall be treated as a dividend; an additional contribution made in order to provide the allocation described in Section 19.12(f)(1)(B), shall be treated as an Employer Contribution, in accordance with
Section 19.04(d).

               (g) Requirements in the Event of Default. In the event of default on the Exempt Loan, the value of the ESOP assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of the default. If the lender is a party in interest (as defined in ERISA section 3(14)) or a disqualified person (as defined in Code section 4975(e)(2)), the Exempt Loan shall provide for a transfer of ESOP assets on default only upon and to the extent of the failure of the ESOP to meet the payment schedule of the Exempt Loan; provided that a party in interest or disqualified person shall not be considered a "lender" for the purposes of this sentence solely because such party in interest or disqualified person guaranteed the Exempt Loan.

               (h) Put Options. Except as provided in this Section 19.12(h), no employer security acquired with the proceeds of an Exempt Loan shall be subject to a put, call, or other option, or to a buy-sell or similar arrangement, while it is held by and when it is distributed from the ESOP. If an employer security acquired with the proceeds of an Exempt Loan is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, the security shall be subject to a put option that permits the Participant or beneficiary to resell the security to the Company during the 15-month period following the distribution of the security. The provisions of this
          Section 19.12(h) shall apply
          whether or not the ESOP is an employee stock ownership plan at the time the security is held or distributed.

               (i)  Multiple Exempt Loans.
                    ---------------------

                    (1) Amortization and Share Release. If there is more than one Exempt Loan outstanding, the Fund Advisory Committee shall direct the Trustee either (A) to amortize each Exempt Loan separately, or (B) to aggregate the principal and interest payments calculated separately with respect to two or more outstanding Exempt Loans and to amortize the Exempt Loans so aggregated as if they were a single Exempt Loan. If the Fund Advisory Committee elects to amortize two or more outstanding Exempt Loans as if they were a single Exempt Loan, the Fund Advisory Committee shall aggregate the Financed Shares purchased with the proceeds of each Exempt Loan to determine the number of Shares released from the Suspense Account and allocated to Participants' and beneficiaries' ESOP Accounts for any year with respect to the aggregated Exempt Loans.

                    (2) Share Allocation. The Fund Advisory Committee may allocate the Shares purchased with each Exempt Loan in proportion to the payments of principal and interest made with respect to that Exempt Loan, or the Fund Advisory Committee may direct the Trustee to allocate the Shares purchased with one Exempt Loan more rapidly than the Shares purchased with another Exempt Loan; provided, however, that the Fund Advisory Committee's method of attributing the Shares allocated for a given year to a particular Exempt Loan shall not affect the number of Shares released from the Suspense Account and allocated for that year, which number shall be determined in accordance with Section 19.12(d), and as provided in Section 19.12(i)(1).

                    (3) Eligible Collateral. To the extent permitted by applicable law, the Fund Advisory Committee may, from time to time, determine the number of Financed Shares remaining in the Suspense Account that are pledged (or that are eligible to be pledged) as collateral for a particular Exempt Loan; provided, however, that the number of Financed Shares that are pledged (or eligible to be pledged) as collateral for a particular Exempt Loan shall not exceed the number of Financed Shares that would be pledged (or eligible to be pledged) if the Fund Advisory Committee had allocated the Shares purchased with each Exempt Loan in proportion to the payments of principal and interest made with respect to the Exempt Loan. When the Fund Advisory Committee makes a determination described in this Section 19.12(i)(3), the Fund Advisory Committee shall communicate the number of Financed Shares pledged (or eligible to be pledged) as collateral for a particular Exempt Loan to the Trustee, and the Trustee may rely on such communications.

          19.13. Distribution of ESOP Accounts.
                 -----------------------------

               (a) General Rule. Upon a Participant's Retirement, death, Disability, or other termination of employment with the Company and its affiliates, the Participant (or, if applicable, the Participant's beneficiary) shall be entitled to receive a distribution of the vested portion of his ESOP Account at the same time and in the same manner as he receives a distribution of the other portions of his Participant's Account under Article X. A Participant shall not be entitled to elect a time or method of distribution, or to designate a beneficiary, with respect to his ESOP Account that is different from the time and method of distribution and beneficiary that are applicable to the other portions of his Participant's Account.

               (b) Cash-Outs. For purposes of determining, pursuant to Article X, whether a Participant's vested accrued benefit exceeds $5,000, the Participant's ESOP Account shall not be considered separately, but shall be included with the other portions of his Participant's Account.

               (c) Distributions in Shares. A Participant or beneficiary may elect, pursuant to Article XI, to receive the distribution of the Participant's ESOP Account in Shares rather than in cash; provided that the Trustee shall distribute fractional shares in cash rather than in Shares.

               (d) Post-Retirement Withdrawals. A Retired Participant who has elected to defer commencement of the distribution of his Participant's Account may make periodic withdrawals from his ESOP Account pursuant to Section 10.01(b)(3).

          19.14. Withdrawal and Diversification Rights.
                 -------------------------------------

               (a) Withdrawals. A Participant may withdraw his Employer Contributions (and earnings thereon) from his ESOP Account subject to the same rules as apply to withdrawals of Employer Contributions (and earnings thereon) from the Participant's Account under Article VIII. A Participant may elect to receive any withdrawal described in this
          Section 19.14(a) in the form of Shares rather than in cash.

               (b) Diversification. In accordance with procedures established by the Employee Benefits Committee, a Participant who,has attained 50 years of age and has 10 or more Years of Service may elect at any time during a Plan Year to diversify his ESOP Account by investing his ESOP Account and the earnings thereon in the investment funds established pursuant to Section 5.01 under the following schedule: (a) a Participant aged 50-54 may diversify a cumulative total of 25 percent of the value of his ESOP Account; (b) a Participant aged 55-59 may diversify a cumulative total of 50 percent of the value of his ESOP Account; (c) a Participant aged 60 or older may diversify a cumulative total of 75 percent of the value of his ESOP Account.

          19.15. Voting and Tendering of Company Securities.
                 ------------------------------------------

          A Participant shall be entitled to vote or tender the Shares allocated to his ESOP Account in accordance with the rules set forth in Sections 14.07 and 14.08.

          19.16. Election Regarding Dividends.
                 ----------------------------

          Notwithstanding any other provision of the Plan to the contrary, effective June 1, 2003, to the extent that any cash dividend is paid with respect to Shares that are allocated to a Participant's or beneficiary's ESOP Account on the ex-date for the dividend (as defined in Section 19.16(c)(8)), and the dividend is not used to make a payment on an Exempt Loan, the dividend shall be subject to the election described in this Section.

               (a) Election to Receive or Reinvest Dividend. The Participant or beneficiary to whose ESOP account the Shares are allocated as of the dividend ex-date may elect to have 100% of the cash dividend with respect to those Shares either (1) distributed from the Plan and paid to him, or (2) retained by the Plan and invested as provided in
          Section 19.11. A Participant or beneficiary may make or change an election at any time in the manner prescribed by the Employee Benefits Committee, and any election made will remain in effect until the Participant or beneficiary changes it. The election in effect on the ex-date for a dividend will apply to that dividend. If no election is in effect on the ex-date for a dividend, the Participant or beneficiary will be deemed to have elected to have the dividend retained by the Plan and invested as provided in Section 19.11.

               (b) Receipt of Dividends. If a Participant or beneficiary elects to have a cash dividend distributed from the Plan and paid to him, a check in the amount of the dividend will be mailed to him by United States mail as soon as administratively feasible after the payable date for the dividend.

               (c) Dividends 100% Vested. A Participant or beneficiary is 100% vested in any cash dividend that is subject to the election described in this Section.

               (d) Treatment of Dividends. Cash dividends subject to the election described in this Section are treated as follows:

                    (1) Spousal Consent not Required. A Participant or beneficiary need not obtain his spouse's consent to an election described in this Section.

                    (2) No Offset Against Required Distributions. Dividends distributed from the Plan and paid to a Participant or beneficiary pursuant to an election under this Section shall not reduce the amount of any distribution required to be paid under Code section 401(a)(9).

                    (3) No Rollovers. Dividends distributed from the Plan and paid to a Participant or beneficiary pursuant to the Participant's or beneficiary's election under this Section are not considered eligible rollover distributions under Code section 402(f)(2)(A).

                    (4) Offset Against Hardship Withdrawals. Dividends distributed from the Plan and paid to a Participant pursuant to the Participant's election under this Section shall reduce the amount of any withdrawal paid under Article VII between the dividend ex-date and the payable date for the dividend.

                    (5) Consideration of Dividends. Dividends subject to the elections described in this Section shall not be considered annual additions, Salary Reduction Contributions, or elective deferrals.

                    (6) Deceased Participants. A Participant's election will be deemed to be an election to have all cash dividends retained by the Plan and invested as provided in Section 19.11 beginning on the date of his death and ending on the date'his beneficiary changes it.

                    (7) Compliance With Code Section 404(k). The provisions of this Section comply with Code section 404(k), and the provisions shall be construed accordingly.

                    (8) Dividend Ex-Date. The dividend ex-date with respect to a dividend is the date that is two business days prior to the record date for the dividend.

                  ARTICLE XX. AMENDMENT OF THE PLAN FOR EGTRRA
                  --------------------------------------------

          20.01. Adoption and Effective Date of Amendment.
                 ----------------------------------------

          This Article XX is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This
Article is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Article shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

          20.02. Supersession of Inconsistent Provisions.
                 ---------------------------------------

          This Section shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

          20.03. Limitation on Contributions.
                 ---------------------------

               (a) Effective Date. This Section shall be effective for limitation years beginning after December 31, 2001.

               (b) Maximum Annual Addition. Except to the extent permitted under Section 20.10 and Code section 414(v), if applicable, the annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of:

                    (1) $40,000, as adjusted for increases in the cost-of-living under Code section 415(d), or

                    (2) 100 percent of the Participant's compensation, within the meaning of Code section 415(c)(3), for the limitation year. For purposes of this Article XX, the term "compensation" shall mean the Participant's wages within the meaning of Code section 3401 (without regard to any rule under Code section 3401 that limits amounts included in wages based on the nature or location of the employment) and all other payments for which the Employer is required to furnish the Participant with a written statement under Code sections 6041(d) and 6051(a)(3). "Compensation" also includes amounts that would have been paid to the Employee during the Plan Year in the absence of a salary redirection agreement but are excluded from gross income pursuant to Code section 125, 132(f), 457, or 402(g).

                    The compensation limit referred to in this paragraph shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)), which is otherwise treated as an annual addition.

          20.04. Increase In Compensation Limit.
                 ------------------------------

          The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

          20.05. Modification of Top-Heavy Rules.
                 -------------------------------

               (a) Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Code section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code section 416(c) for those years. This Section 20.05 amends Article XVII of the Plan.

               (b)  Determination of Top-Heavy Status.
                    ---------------------------------

                    (1) Key Employee. "Key employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination of who is a key employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

                    (2)  Determination of Present Values and Amounts. This
               Section 20.05(b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

                         (A)  Distributions During Year Ending on the
                    Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

                         (B) Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the l-year period ending on the determination date shall not be taken into account.

                    (3)  Minimum Benefits.
                         ----------------

                         (A) Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

                         (B) Contributions Under Other Plans. Non-key Employees who participate in the Guidant Retirement Plan ("Retirement Plan") will receive the product of the Employee's Compensation (as defined in the Retirement Plan) for the Testing Period and the lesser of 2 percent per Year of Minimum Benefit Service (as defined in the Retirement Plan) or 20 percent. For purposes of this Section, "Compensation", "Testing Period" and "Year of Minimum Benefit Service" will have the meaning assigned to them in the Retirement Plan.

          20.06. Direct Rollovers of Plan Distributions.
                 --------------------------------------

               (a) Effective Date. This Section 20.06 shall apply to distributions made after December 31, 2001.

               (b) Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 11.02, an "eligible retirement plan" shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b), which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of "eligible retirement plan" shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code section 414(p).

               (c) Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 11.02, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

          20.07. Rollovers Disregarded in Involuntary Cash-Outs.
                 ----------------------------------------------

               (a) Applicability and Effective Date. This Section 20.07 shall apply to distributions made after December 31, 2001, regardless of when the Participant separated from service.

               (b) Rollovers Disregarded in Determining Value of Account Balance for Involuntary Distributions. For purposes of Section 10.01(b), the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable account balance.

          20.08. Repeal of Multiple Use Test.
                 ---------------------------

          The multiple use test described in Treasury Regulation ss. 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

          20.09. Elective Deferrals: Contribution Limitation.
                 -------------------------------------------

          No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Code section 402(g) in effect for that taxable year, except to the extent permitted under
Section 20.10 and Code section 414(v), if applicable.

          20.10. Catch-Up Contributions.
                 ----------------------

          All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to thin limitations of, Code section 414(v). Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions shall apply to contributions after December 31, 2001.

          20.11. Suspension Period Following Hardship Distribution.
                 -------------------------------------------------

          A Participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for 6 months after receipt of the distribution.

          A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period specified in the provisions of the Plan relating to suspension of elective deferrals that were in effect prior to this amendment.

                 ARTICLE XXI. MINIMUM DISTRIBUTION REQUIREMENTS
                 ----------------------------------------------

          21.01. General Rules.
                 -------------

               (a) Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

               (b) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

               (c) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code section 401(a)(9).

          21.02. Time and Manner of Distribution.
                 -------------------------------

               (a) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

               (b) Death of Participant Before Distributions Begin. Unless a Participant or Beneficiary elects to apply the Five-Year Rule pursuant to Section 21.05, if the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                    (1) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                    (2) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                    (3) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                    (4) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 21.02(b), other than Section 21.02(b)(l), will apply as if the surviving spouse were the Participant.

          For purposes of this Section 21.02(b) and Section 21.04, unless
Section 21.02(b)(4) applies, distributions are considered to begin on the Participant's required beginning date. If Section 21.02(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 21.02(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 21.02(b)(1), the date distributions are considered to begin is the date distributions actually commence.

               (c) Form of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 21.03 and 21.04. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury Regulations.

          21.03. Required Minimum Distributions During Participant's
                 ---------------------------------------------------
Lifetime.
--------

               (a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                    (1) The quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in ss. 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                    (2) If the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in ss. 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

               (b) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 21.03 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

          21.04. Required Minimum Distributions After Participant's Death.
                 --------------------------------------------------------

               (a)  Death On or After Date Distributions Begin.
                    ------------------------------------------

                    (1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

                         (A) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                         (B) If the Participant's surviving spouse is the Participant's designated sole beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                         (C) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                    (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year. (b) Death Before Date Distributions Begin.

          Unless a Participant or beneficiary elects to apply the Five-Year Rule pursuant to Section 21.05, the Participant's interest will be distributed as follows:

                    (1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 21.04(a).

                    (2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by

               December 31 of the calendar year containing the fifth anniversary of the Participant's death.

               (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 21.02(b)(1), this Section 21.04(b) will apply as if the surviving spouse were the Participant.

          21.05. Election of Five Year Rule.
                 --------------------------

          A Participant or beneficiary may elect to apply the Five-Year Rule instead of the life expectancy rule of Section 21.02(b) or 21.04(b). The Participant or Beneficiary's election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 21.02(b); or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death.

          21.06. Definitions.
                 -----------

               (a) Designated Beneficiary. A "designated beneficiary" is an individual who is designated as the beneficiary under Section 10.02 and is the designated beneficiary under Code section 401(a)(9) and ss. 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

               (b) Distribution Calendar Year. A "distribution calendar year" is the calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 21.02(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

               (c) Five-Year Rule. The "Five-Year Rule" requires that a Participant's entire interest be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

               (d) Life Expectancy. "Life expectancy" is the life expectancy computed by use of the Single Life Table in ss. 1.401(a)(9)-9 of the Treasury Regulations.

               (e) Participant's Account Balance. A Participant's "Account balance" is the Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar y ear or in the distribution calendar year if distributed or transferred in the valuation calendar year.

               (f) Required Beginning Date. The date specified in Section 10.01(b).



                                    EXECUTION
                                    ---------

          IN WITNESS WHEREOF, Guidant Corporation has caused this restated Plan document to be executed and adopted, effective January 1, 2003, except as otherwise provided in the Plan, on this day of , 2003.



                                    GUIDANT CORPORATION


                                    By:
                                         --------------------------------------


                                    Date:
                                           ------------------------------------

                                    ADDENDUM
                                    --------

          Pursuant to Section 5.01 of the Plan, the Fund Advisory Committee has designated the following investment Fund options to be available for the investment of Participant's Salary Reduction Contributions.

          The Stable Value Fund. The investment objective of the Stable Value Fund is to preserve principle while seeking a high level of current income. The Fund is designed to provide Participants with a higher return than typically offered by money markets while maintaining liquidity and safety of principle. The Fund generally invests in investment contracts issued by insurance companies, banks, and other financial institutions and will be diversified among many different institutions.

          Large Company Value. The investment objective of the Large Company Value Fund is to outperform the Russell 1000 Value Index while maintaining below average volatility. The fund is a large company stock fund that seeks long-term growth and income by investing in a diversified portfolio of stocks that are thought to be under valued relative to their dividend income, the value of the underlying assets of the issuing corporation, and potential future return.

          The S&P 500 Index Fund. The investment objective of the S&P 500 Index Fund is to match the investment performance of the U.S. stock market. The Fund invests in the securities that make up the S&P 500 Index, which includes 500 established companies of different sizes and sectors of the U.S. economy, resulting in a broadly diversified, mostly large company U.S. stock fund.

          The Large Conwanv Growth Fund. The investment objective of The Large Company Stock Fund is to outperform the S&P 500 Index over a long term. The Fund seeks the highest possible level of consistent, sustainable growth by buying stocks of fundamentally strong, quality companies at prices below their estimated economic or intrinsic value. The strategy is to enhance and protect the fund by combining growth and value disciplines. The Fund is comprised of a select group of both U.S. and international stocks.

          The International Stock Fund. The investment objective of The International Stock Fund is to seek long-term growth of capital and future income by investing primarily in the stocks of companies based outside the United States. The Fund normally invests in foreign and U.S./registered securities, as well as companies that target markets outside the United States. The Fund generally emphasizes strong, well-managed companies in Europe, Canada, Australia and the Far East.

          Small Company Value Fund. The investment objective of the Small Company Value Fund is to provide superior long-term appreciation through the selection of under valued stocks. The Fund invests primarily in equity securities of small capitalization companies based in the United States. Its strategy is to create a portfolio of undervalued stocks that reflect the characteristics of the Russell 2000 Index.

          The Real Estate Fund. The investment objective of The Real Estate Fund is to seek total return with equal emphasis on capital appreciation and current income. The Fund invests primarily in equity securities of real estate companies. Some of the securities include common stocks, convertible securities, and preferred stocks. The Fund may invest, with limitations, the securities of foreign real estate companies.

          Small Company Growth Fund. The investment objective of the Small Company Growth Fund is to provide 100% appreciation over 36 months. It seeks to meet this objective by investing in stocks of small and mid-cap companies that have records of high earnings growth and above average prospects for future earnings growth.

          Horizon Portfolio Alternatives. The Horizon Portfolios are four pre-mixed balanced funds, each of which invests in the eight investment Funds described above, but with an asset allocation formula designed to suit a particular time horizon. Horizon Portfolio (A) will have a time horizon of 3 to 6 years; Horizon Portfolio (B) will have a time horizon of 6 to 12 years; Horizon Portfolio (C) will have a time horizon of 12 to 20 years; and Horizon Portfolio (D) will have a time horizon of 20 years. Each Horizon Portfolio will be diversified across and within asset classes. Each Horizon Portfolio will he periodically and automatically rebalanced to the target asset allocations determined by professional investment advisors. Horizon Portfolios are offered as an alternative to individual investment direction among the eight funds. A Participant or Beneficiary who invests in a Horizon Portfolio will not be permitted to invest in any of the eight investment Funds while invested in a Horizon Portfolio. In addition, a Participant or Beneficiary may not invest in more than one Horizon Portfolio at a time.